Exhibit 10.4

CREDIT AGREEMENT

dated as of November 28, 2018

among

MURPHY OIL CORPORATION,
MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL,
and
MURPHY OIL COMPANY LTD.,
as Borrowers

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

The Lenders Party Hereto

____________________________

BANK OF AMERICA, N.A.,
as Syndication Agent

and

dnb bank asa, new york branch, wells fargo BANK, NATIONAL ASSOCIATION, MUFG bank, ltd., THE BANK OF NOVA SCOTIA AND REGIONS BANK,

as Co-Documentation Agents

___________________________

JPMorgan chase bank, n.a., MERRILL LYNCH, PIERCE, FENNER & Smith IncORPORATED, DnB MARKETS, INC., Wells Fargo Securities, LLC, MUFG Bank, Ltd., THE BANK OF NOVA SCOTIA and REGIONS BANK,
 as Co-Lead Arrangers and Joint Bookrunners
____________________________

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Schedules:		Page
Schedule 2.01	Commitments
Schedule 2.05	Existing Letters of Credit
Schedule 3.14	Subsidiaries
Schedule 5.14	Accounts
Schedule 6.01	Existing Indebtedness
Schedule 6.03	Existing Liens
Schedule 6.09	Existing Investments

Exhibits:
Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Opinion of the Loan Parties’ Counsel
Exhibit B-2	Form of Opinion of MOCL’ Counsel
Exhibit C-1	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-2	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-3	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-4	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D	Compliance Certificate
Exhibit E	Form of Guaranty Agreement
Exhibit F	Form of Subordinated Intercompany Note

-iv-

Credit Agreement dated as of November 28, 2018, among Murphy Oil Corporation, a Delaware corporation (the “Company”), MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL, a Delaware corporation (“Expro-Intl.”), Murphy Oil Company Ltd., a Canadian corporation (“MOCL”), the Lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and DNB Bank ASA, New York Branch, Wells Fargo Bank, National Association, MUFG Bank, Ltd., The Bank of Nova Scotia and Regions Bank, as Co-Documentation Agents.

RECITALS

A.    The Company, Expro-Intl. and MOCL, as borrowers, have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrowers.

B.    The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

C.    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

Article I
Definitions

Section 1.01    Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“1999 Indenture” means the Indenture dated as of May 4, 1999, between the Company, as issuer and SunTrust Bank, Nashville, N.A., as trustee, as amended and supplemented from time to time.

“2012 Indenture” means the Indenture dated as of May 18, 2012, between the Company, as issuer and U.S. Bank National Association, as trustee, as amended and supplemented from time to time.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Additional Financial Covenant” means any affirmative or negative “maintenance” financial covenant contained in any Other Debt Agreement applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a “financial covenant”), including any defined terms as used therein.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

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“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loan” has the meaning set forth in Section 2.17(f).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to it in Section 10.01(d).

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company, any other Borrower or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Revolving Loan or Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth in the following grid under the caption “ABR Spread”, “Eurodollar Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

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Level	Index Debt Ratings	Facility Fee Rate	Eurodollar Spread	ABR Spread	All-In Drawn
I	BBB / Baa2 or higher	0.175%	1.075%	0.075%	1.25%
II	BBB- / Baa3	0.200%	1.30%	0.30%	1.50%
III	BB+ / Ba1	0.300%	1.45%	0.45%	1.75%
IV	BB / Ba2	0.350%	1.65%	0.65%	2.00%
V	BB- / Ba3 or lower	0.400%	2.10%	1.10%	2.50%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Level V; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different categories, the rate shall be based on the higher of the two ratings unless one of the ratings is two or more Levels lower than the other, in which case the rate shall be determined by reference to the Level one Level lower than the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency.  Each change in the rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” has the meaning assigned to it in Section 10.04(b).

“Approved Petroleum Engineer” means (a) Netherland, Sewell & Associates, Inc., (b) Cawley, Gillespie & Associates, Inc., (c) Ryder Scott Co. LP, (d) W.D. Von Gonten & Co. Petroleum Engineering, (e) De Golyer and MacNaughton, (f) McDaniel & Associates Consultants, or (g) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by

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Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided,  however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of and will constitute “Capital Lease Obligations.” Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

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“Borrower” means each of the Company, Expro-Intl., and MOCL, and “Borrowers” means the Company, Expro-Intl. and MOCL, collectively.

“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Company on behalf of itself, Expro-Intl. or MOCL for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Subsidiary” means any Subsidiary of the Company organized or incorporated under the laws of Canada or any province thereof (including, without limitation, MOCL).

“Canam” means Canam Offshore Limited, a corporation organized under the laws of the Bahamas.

“Canam Cash Amount” means, on the last day of any fiscal quarter of the Company, an amount equal to the aggregate amount of all cash, cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper and Permitted Investments, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Excluded Canam Entities on such day (net of any such amounts that have been reserved since July 1 of the then current fiscal year for the purpose of funding the principal and interest payments due on or before the following June 30 in respect of the Effective Date Canam Intercompany Obligations required to be made pursuant to the terms of the Effective Date Canam Intercompany Note).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management services.

“Cash Receipts” means all cash received by or on behalf of the Company or any Subsidiary, including without limitation: (a) amounts payable under or in connection with any

Credit Agreement

Oil and Gas Properties; (b) cash representing operating revenue earned or to be earned by the Company or any Subsidiary; (c) proceeds from Loans; and (d) any other cash received by or on behalf of the Company or any Subsidiary from whatever source (including amounts received in respect of the Liquidation of any Hedging Agreement and amounts received in respect of any Disposition or Casualty Event).

“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Company or any of its Subsidiaries.

“Certifying Officer” has the meaning set forth in Section 5.01(c).

“Change in Control” means either: (a) any Person or group of related Persons (other than members of the Murphy Family) shall have acquired beneficial ownership of more than 35% of the outstanding voting shares of the Company (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); or (b) during any period of 12 consecutive calendar months, individuals who were members of the Board of Directors of the Company on the first day of such period shall cease to constitute at least 66-2/3% of the members of the Board of Directors of the Company.

“Change in Law” means the occurrence after the Effective Date, or with respect to any Lender, any later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 10.14.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08,

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and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender’s Commitment on the Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Effective Date is $1,600,000,000.

“Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.20(a).

“Commodity Account” has the meaning assigned to such term in the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Communications” has the meaning assigned to it in Section 10.01(d).

“Company” has the meaning assigned to such term in the preliminary paragraph of this Agreement.

“Compliance Certificate” has the meaning assigned to it in Section 5.01(d).

“Computation Date” has the meaning set forth in Section 1.05.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, (a) the following expenses or charges (without duplication) to the extent deducted from revenues in determining Consolidated Net Income for such period:  (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depletion, depreciation and amortization expense, (iv) exploration expense for such period (including all drilling, completion, geological and geophysical costs), (v) extraordinary or non-recurring cash costs, expenses and charges, including those related to severance, cost savings, operating expense reductions, facilities closings, percentage of completion contracts, consolidations, and integration costs and other restructuring charges or reserves (provided that the aggregate amount of all amounts added back pursuant to this clause (v) shall not, in the aggregate, exceed (A) $75,000,000 during any period of four consecutive fiscal quarters of the Company or (B) $200,000,000 during the term of this Agreement), (vi) any non-cash losses or charges under Hedging Agreements resulting from the application of FASB ASC 815, (vii) noncash compensation expenses or costs related to any

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management equity plan or stock option plan or any other management or employee benefit plan or agreement and (vii) all other non-cash charges, expenses or losses including, without limitation, accretion expenses associated with asset retirement obligations and minus, (b) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense), (iv) any other non-cash income and (v) any cash payments made during such period in respect of items described in clause (a)(v) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) is permitted pursuant to Section 6.09, (y) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (z) would result in an increase in Consolidated EBITDA equal to or in excess of $30,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (x) is permitted pursuant to Section 6.11 and (y) would result in a decrease in Consolidated EBITDA equal to or in excess of $30,000,000.

“Consolidated EBITDA Ex-Canam” means, for any period, (a) Consolidated EBITDA minus (b) Excluded Canam EBITDA.

“Consolidated EBITDA Ex-MOCL” means, for any period, (a) Consolidated EBITDA minus (b) Excluded MOCL EBITDA.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Company and the Consolidated Subsidiaries for such period, whether paid or accrued, including (a) to the extent included in interest expense under GAAP:  (i) amortization of debt discount, (ii) capitalized interest, (iii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, (iv) the

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portion of any payments or accruals under capital leases (and imputed interest with respect to Sale and Leaseback Transactions) allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP, and (v) financing fees (including arrangement, amendment and contract fees), debt issuance costs, commissions and expenses and, in each case, the amortization thereof); and (b) all cash dividend payments or other cash distributions in respect of any Disqualified Capital Stock or on any series of preferred equity of the Company or the Consolidated Subsidiaries.

“Consolidated Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” means, for any period, with respect to the Company and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of (i) any Person in which the Company or any Consolidated Subsidiary has an ownership interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and the Consolidated Subsidiaries in accordance with GAAP) and (ii) commencing with the fiscal quarter ending March 31, 2019, the Permitted JV, in the case of clauses (i) and (ii) above, except to the extent of the amount of dividends or distributions actually paid in cash (and including, in the case of the Permitted JV, the amount of cash distributions declared by the Permitted JV during such period but retained by the Permitted JV as an offset against capital contributions made by Expro-USA in such period in accordance with the terms of the Permitted JV LLC Agreement) during such period by such other Person or the Permitted JV, as the case may be, to the Company or to a Consolidated Subsidiary (other than the Permitted JV), as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP (provided that, so long as the Permitted JV constitutes a Consolidated Subsidiary, the net income of the Permitted JV shall not be excluded pursuant to this clause (b) solely as a result of the conditions and requirements in respect of the payment of distributions pursuant to the Permitted JV LLC Agreement); (c) the net income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with the Company or any of its Consolidated Subsidiaries; (d) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; (e) any non-cash gains or losses or positive or negative adjustments under FASB ASC 815 as a result of changes in the fair market value of derivatives; and (f) any cancellation of debt income.

“Consolidated Net Tangible Assets” means, at any date, (a) total assets of the Company and the Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities (excluding short-term Indebtedness and the current portion of long-term Indebtedness) of the Company and the Consolidated Subsidiaries and (ii)

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goodwill and other intangible assets of the Company and the Consolidated Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the consolidated financial statements of the Company most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or 5.01(b), as applicable.  For purposes of this definition, the amount of any such assets and current liabilities of any Subsidiary that is not Wholly-Owned by the Company shall be included or deducted, as the case may be, only to the extent of the proportional Equity Interests directly or indirectly owned by the Company in such Subsidiary, provided that, in the case of any such liabilities, to the extent such liabilities are recourse to the Company or any other Subsidiary (or any of their Property), the full amount of such liabilities that are so recourse shall be deducted for purposes of this definition.

“Consolidated Subsidiaries” means each Subsidiary of the Company (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Company in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the amount that would in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and the Consolidated Subsidiaries as of such date.

“Consolidated Total Assets Ex-Canam” means, for any period, (a) Consolidated Total Assets minus (b) Excluded Canam Assets.

“Consolidated Total Capitalization” means, at any date, the sum of (a) the consolidated shareholders’ equity of the Company and its Consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, plus (b) Consolidated Total Debt at such date.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date (excluding undrawn letters of credit), determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Credit Party” means the Administrative Agent, each Issuing Bank or any Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion

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of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Deposit Account” has the meaning assigned to such term in the UCC.

“Designated Currency” means Canadian Dollars, Pounds Sterling, Ringgit or any other currency agreed to by the Administrative Agent, the applicable Issuing Bank and the applicable Borrower.

“Disposition” means with respect to any Property, any sale, lease, Sale and Leaseback Transaction, Casualty Event, assignment, conveyance, transfer or other disposition thereof (including by way of merger or consolidation).  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

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“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

 “Dollar Equivalent” means, as of any date of determination, with respect to any amount denominated in any Designated Currency, the equivalent amount thereof in dollars as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, on the basis of the Exchange Rate on such date for the purchase of dollars with such other Designated Currency.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Liquidity” means, as of any date of determination, the sum of (a) the unused total Commitments on such date plus (b) the aggregate amount of Unrestricted Cash.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Effective Date Canam Intercompany Note” means that certain Promissory Note, dated as of June 28, 2016, made by Canam and payable to the order of MOCL, in an original principal amount of $1,204,429,777.78.

“Effective Date Canam Intercompany Obligations” means the outstanding “Principal Amount” under and as defined in the Effective Date Canam Intercompany Note.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

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“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and/or any Issuing Bank and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous material, or to health and safety matters (solely as it relates to exposure to hazardous materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) the failure of a Plan to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice,

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concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning set forth in Section 7.01.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than dollars, the rate at which such other currency may be exchanged into dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency.  In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such day for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Canam Assets” means, for any period, the portion of the Consolidated Total Assets attributable to the Excluded Canam Entities.

“Excluded Canam EBITDA” means, for any period, the portion of Consolidated EBITDA attributable to the Excluded Canam Entities.

“Excluded Canam Entities” means the collective reference to (a) Canam, (b) Canam Brunei Oil Ltd., Murphy Peninsular Maylasia Oil Co., Ltd., Murphy Sabah Oil Co., Ltd., Murphy Sarawak Oil Co., Ltd. and each other direct and indirect subsidiary of Canam that is directly engaged in exploration and production and other related operations in Malaysia and (c) Murphy Cuu Long Tay Oil Co., Ltd. (formerly known as Murphy Semai Oil Co., Ltd.).

“Excluded DDA” means (a) zero balance disbursement accounts and (b) segregated Deposit Accounts, the balance of which consists exclusively of (i) funds due and owing in the ordinary course of business to unaffiliated third parties in connection with Company’s and its Subsidiaries’ royalty payment obligations to such third parties, (ii) payroll, healthcare and other employee wage and benefit accounts, (iii) tax accounts, including, without limitation, sales tax accounts and (iv) escrow, defeasance and redemption accounts.

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“Excluded Guaranteed Hedging Obligation” means, shall mean, with respect to any Subsidiary Guarantor, any Guaranteed Hedging Obligation if, and to the extent that, all or a portion of the liability of such Subsidiary Guarantor with respect to, or the grant by such Subsidiary Guarantor of a security interest to secure, such Guaranteed Hedging Obligation (or any Guarantee thereof or other agreement or undertaking agreeing to guarantee, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee obligation or other liability of such Subsidiary Guarantor or the grant of such security interest becomes or would become effective with respect to such Guaranteed Hedging Obligation or (b) in the case of a Guaranteed Hedging Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Subsidiary Guarantor is a “financial entity,” as defined in section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the guarantee obligation or other liability of such Subsidiary Guarantor becomes or would become effective with respect to such related Guaranteed Hedging Obligation.  If a Guaranteed Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Guaranteed Hedging Obligation that is attributable to swaps for which such guarantee obligation or other liability or security interest is or becomes illegal.

“Excluded MOCL EBITDA” means, for any period, the portion of Consolidated EBITDA attributable to the Excluded MOCL Entities.

“Excluded MOCL Entities” means the collective reference to MOCL and each of its direct and indirect subsidiaries.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain 5-Year Revolving Credit Agreement dated as of August 10, 2016 among the Company, Expro-Intl. and MOCL, as borrowers,

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JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and agents party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Existing Notes” means, collectively, (a) the 4.000% Notes due 2022, issued by the Company pursuant to the first supplement to the 2012 Indenture, (b) the 3.700% Notes due 2022, issued by the Company pursuant to the second supplement to the 2012 Indenture, (c) the 6.875% Notes due 2024, issued by the Company pursuant to the third supplement to the 2012 Indenture, (d) the 5.750% Notes due 2025, issued by the Company pursuant to the fourth supplement to the 2012 Indenture, (e) the 7.050% Notes due 2029, issued by the Company pursuant to the first supplement to the 1999 Indenture and (f) the 5.125% Notes due 2042, issued by the Company pursuant to the second supplement to the 2012 Indenture, in each case outstanding as of the Effective Date.

“Expro-Intl.” has the meaning assigned to such term in the preliminary paragraph of this Agreement.

“Expro-USA” means Murphy Exploration & Production Company – USA, a Delaware corporation.

“Farm-In Agreement” shall mean an agreement whereby a Person agrees, among other things, to pay all or a share of the drilling, completion or other expenses of one or more wells or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

“Farm-Out Agreement” shall mean a Farm-In Agreement, viewed from the standpoint of the party that grants to another party the right to earn an ownership interest in an Oil and Gas Property.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NY FRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fee Letter” means each of (a) that certain Fee Letter dated as of November 1, 2018, by and among the Company and JPMorgan Chase Bank, N.A. and (b) that certain Fee Letter dated as of November 1, 2018 by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., DNB Markets, Inc., DNB Capital LLC, Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, MUFG Bank, Ltd. and The Bank of Nova Scotia.

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“Financial Covenant” means (a) prior to the Investment Grade Rating Date, each of the Consolidated Leverage Ratio covenant set forth in Section 6.14(a)(i) and the Consolidated Interest Coverage Ratio covenant set forth in Section 6.14(a)(ii) and (b) from and after the Investment Grade Rating Date, the ratio of Consolidated Total Debt to Consolidated Total Capitalization covenant set forth in Section 6.14(b).

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.  The term “Financial Officer” without reference to a Person shall mean a Financial Officer of the Company.

“Fitch” means Fitch Ratings Inc.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of the Company other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” when used as a verb to refer to the act of guaranteeing any Indebtedness or other obligations of a Person (for example, as such term is used in the phrase “no Subsidiary shall Guarantee any Indebtedness”) has a correlative meaning thereto.

Credit Agreement

“Guaranteed Cash Management Agreement” means any Cash Management Agreement between any Borrower or any Subsidiary and any Person that entered into such Cash Management Agreement prior to the time, or during the time, that such Person was, a Lender or an Affiliate of a Lender (including any such Cash Management Agreement in existence prior to the Effective Date), even if such Person subsequently ceases to be a Lender (or an Affiliate of a Lender) for any reason (any such Person, a “Guaranteed Cash Management Provider”); provided that, for the avoidance of doubt, the term “Guaranteed Cash Management Agreement” shall not include any Cash Management Agreement or transactions under any Cash Management Agreement entered into after the time that such Guaranteed Cash Management Provider ceases to be a Lender or an Affiliate of a Lender.

“Guaranteed Cash Management Obligations” means any and all amounts and other obligations owing by any Borrower or any Subsidiary to any Guaranteed Cash Management Provider under any Guaranteed Cash Management Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)).

“Guaranteed Cash Management Provider” has the meaning assigned to such term in the definition of Guaranteed Cash Management Agreement.

“Guaranteed Hedging Agreement” means any Hedging Agreement between any Borrower or any Subsidiary and any Person that entered into such Hedging Agreement prior to the time, or during the time, that such Person was, a Lender or an Affiliate of a Lender (including any such Hedging Agreement in existence prior to the Effective Date), even if such Person subsequently ceases to be a Lender (or an Affiliate of a Lender) for any reason (any such Person, a “Guaranteed Hedging Party”); provided that, for the avoidance of doubt, the term “Guaranteed Hedging Agreement” shall not include any Hedging Agreement or transactions under any Hedging Agreement entered into after the time that such Guaranteed Hedging Party ceases to be a Lender or an Affiliate of a Lender.

“Guaranteed Hedging Obligations” means any and all amounts and other obligations owing to any Guaranteed Hedging Party under any and all Guaranteed Hedging Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)); provided that the Guaranteed Hedging Obligations shall not, in any event, include any Excluded Guaranteed Hedging Obligation.

“Guaranteed Hedging Party” has the meaning assigned to such term in the definition of Guaranteed Hedging Agreement.

“Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Guaranteed Cash Management Providers and the Guaranteed Hedging Parties, and “Guaranteed Party” means any of them individually.

“Guarantors” means (a) the Company and (b) each Subsidiary that is a party to a Guaranty Agreement as a “Guarantor” (as such term is defined in such Guaranty) and guarantees the Obligations (including pursuant to Section 4.01 and Section 5.12).

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“Guaranty Agreement” means (a) in the case of the Company, each Domestic Subsidiary and each Canadian Subsidiary, the Guaranty Agreement executed by the Guarantors in substantially the form of Exhibit E, and (b) in the case of any Foreign Subsidiary other than a Canadian Subsidiary, a guaranty agreement, in form and substance satisfactory to the Administrative Agent (in each case, with such changes thereto as determined by the Administrative Agent as shall be advisable under the laws of the jurisdiction in which such Person is organized or in which its assets are located), unconditionally guarantying, on a joint and several basis, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as “hazardous” or “toxic” or words of similar import pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that (i) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries or (ii) no agreement for the physical purchase and sale of any commodity shall be a “Hedging Agreement”.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.  Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Company and/or its Subsidiaries, as the context requires.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by or pursuant to bonds, debentures, notes, bankers’ acceptances, or other similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all

Credit Agreement

obligations of such Person to pay the deferred purchase price of property or services (excluding those from time to time incurred in the ordinary course of business which are not greater than 60 days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person under Synthetic Leases, (g) all obligations, contingent or otherwise, of such Person as account party under all letters of credit and letters of guaranty, and including, for the avoidance of doubt, all reimbursement obligations of such Person in respect of surety bonds and similar instruments issued for the account of such Person, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the fair market value of the property securing such obligations, (i) all Guarantees by such Person of Indebtedness (as defined in other clauses of this definition) of others, (j) all obligations of such Person to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business, (k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (l) all obligations of such Person in respect of Disqualified Capital Stock; provided that notwithstanding the foregoing, Indebtedness shall exclude (i) the contractual carry of a portion of the development costs of Athabasca Oil Corporation’s interest in the Kaybob Duvernay lands in an aggregate amount not to exceed $171,000,000, (ii) the obligations of Expro-USA to make capital contributions to the Permitted JV under Section 4.4(e) of the Permitted JV LLC Agreement and (iii) unsecured contingent obligations under surety bonds and similar instruments issued for the account of the Company or any Subsidiary so long as (A) no Subsidiary is liable for any reimbursement or other payment obligations in respect thereof and (B) such obligations are not subject to any Guarantee or other form of credit support by any Subsidiary.

“Incorporated Provision” has the meaning assigned to such term in Section 5.16(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Ineligible Institution” has the meaning assigned to it in Section 10.04(b).

“Information Memorandum” means the Confidential Information Memorandum dated November 1, 2018 relating to the Borrowers and the Transactions.

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“Interest Election Request” means a request by the Company on behalf of itself, Expro-Intl. or MOCL to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months or, to the extent that funds are available, as determined by each Lender, in its sole discretion, 12 months thereafter, as the Company may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as applied to any Person, any direct or indirect (a) acquisition (whether for cash, Property, services or securities or otherwise, and including pursuant to any merger or consolidation with any Person) by such Person of Equity Interests in any other Person, (b) capital contribution or other investment by such Person to or in any other Person, (c) loan or advance made by such Person to any other Person, (d) assumption, purchase or other acquisition by such Person of any Indebtedness of any other Person, (e) Guarantee by such Person of Indebtedness of any other Person, or (f) purchase or other acquisition (in one transaction or a series of transactions) by such Person of any assets of any other Person constituting a business unit.

Credit Agreement

“Investment Grade Rating” means (a) a rating established by S&P for the Index Debt of BBB- or higher; (b) a rating established by Moody’s for the Index Debt of Baa3 or higher; or (c) a rating established by Fitch for the Index Debt of BBB- or higher.

“Investment Grade Rating Date” means the first date on which the Company obtains either (a) an Investment Grade Rating from two or more Rating Agencies; or (b) an Investment Grade Rating from one Rating Agency and a rating of One Notch Below Investment Grade from the other two Rating Agencies.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) each of (i) JPMorgan Chase Bank, N.A., (ii) Bank of America, N.A., (iii) DNB Bank ASA, New York Branch, (iv) Wells Fargo Bank, National Association, (v) MUFG Bank, Ltd., (vi) The Bank of Nova Scotia and (vii) Regions Bank and (b) any other Lender acceptable to the Administrative Agent and the Company that has agreed in its sole discretion to become an Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  Each reference herein to the “Issuing Bank’ shall be deemed to be a reference to the relevant Issuing Bank.

“Junior Indebtedness” means, collectively, (a) each of the Existing Notes, (b) any Indebtedness that is incurred in exchange for, or the proceeds of which are used to extend, refinance, replace, defease, discharge, refund or otherwise retire for value any Existing Notes and (c) any Indebtedness that is subordinated in right of payment to the Obligations.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. The LC Exposure of any Issuing Bank at any time shall be the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus (b) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrowers at such time.  With respect to any Letter of Credit that by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.  Except as expressly provided in the last sentence of Section 2.11(d), for the purpose of determining LC Exposure hereunder, the undrawn amount of any Letter of Credit denominated in a Designated Currency or the amount of any unreimbursed LC Disbursement in respect of any Letter of Credit denominated in a Designated

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Currency shall, as of any date, be determined by reference to the Dollar Equivalent of such amount as of the most recent Computation Date pursuant to Section 1.05.

“Lead Arrangers” means JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Effective Date), DNB Markets, Inc., Wells Fargo Securities, LLC, MUFG Bank, Ltd., The Bank of Nova Scotia and Regions Bank, in their respective capacities as co-lead arrangers and joint bookrunners hereunder.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.  The term “Letter of Credit” shall also include any bank guarantee issued pursuant to this Agreement that is denominated in a Designated Currency, to the extent the applicable Issuing Bank agrees, in its sole discretion, to issue such bank guarantee.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of the Letter of Credit Commitment (a) for each of (i) JPMorgan Chase Bank, N.A., (ii) Bank of America, N.A., (iii) DNB Bank ASA, New York Branch, (iv) Wells Fargo Bank, National Association, (v) MUFG Bank, Ltd., (vi) The Bank of Nova Scotia and (vii) Regions Bank, is $30,000,000, and (b) for any other Lender that is an Issuing Bank, is the amount agreed to in writing by such Issuing Bank as its Letter of Credit Commitment hereunder; or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent; provided that the total Letter of Credit Commitments shall not exceed $250,000,000.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided,  further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided,  further, that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

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“Leverage Ratio Ex-MOCL” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA Ex-MOCL for the period of four consecutive fiscal quarters ending on such day.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidate” means, with respect to any Hedging Agreement, (a) the sale, assignment, novation, unwind or termination of all or any part of such Hedging Agreement or (b) the creation of an offsetting position against all or any part of such Hedging Agreement.  The terms “Liquidated” and “Liquidation” have correlative meanings thereto.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Letter of Credit and any applications or agreements relating thereto, any promissory notes issued by the Borrowers under this Agreement, each Guaranty Agreement, each Fee Letter, any certificate required to be delivered under this Agreement or any other Loan Document by or on behalf of the Company or any of the Subsidiaries, and any agreements entered into in connection herewith by any Borrower or any other Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, and any other documents prepared in connection with the other Loan Documents, if any.

“Loan Parties” means each Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to a Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their obligations under this Agreement or any other Loan Document or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and any Project Financing), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $75,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

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“Material Subsidiary” means, (a) Expro-USA, (b) Expro-Intl., (c) MOCL, (d) Murphy Exploration & Production Company, (e) Canam and (f) as of any date of determination, any other Subsidiary which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), contributed greater than (i) five percent of Consolidated EBITDA for such period or (ii) five percent of Consolidated Total Assets as of the last day of such period; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Subsidiaries that are not Material Subsidiaries exceeds ten percent of Consolidated EBITDA for any such period or ten percent of Consolidated Total Assets as of the last day of any such fiscal quarter, then the Company shall, pursuant to Section 5.01(d), designate in the Compliance Certificate required to be delivered for such fiscal quarter or fiscal year, as applicable, sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and upon the delivery of such Compliance Certificate to the Administrative Agent, such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. In the event the Company fails to so designate sufficient additional Subsidiaries as “Material Subsidiaries” in the Compliance Certificate as aforesaid, the Administrative Agent may, by written notice to the Company, designate sufficient additional Subsidiaries as “Material Subsidiaries” on the Company’s behalf, whereupon such Subsidiaries shall constitute “Material Subsidiaries” for all purposes of this Agreement.

“Maturity Date” means November 28, 2023; provided that if such date is not a Business Day, then the “Maturity Date” shall be the Business Day immediately preceding such date.

“Maximum Rate” has the meaning set forth in Section 10.12.

“MOCL” has the meaning assigned to such term in the preliminary paragraph of this Agreement.

“MOCL Guarantee Trigger Event” means the occurrence of any of the following events: (i) the Total Credit Exposure (excluding any LC Exposure) exceeds $650,000,000 at any time (provided that no such MOCL Guarantee Trigger Event shall occur pursuant to this clause (i) to the extent that all outstanding Total Credit Exposure (excluding any LC Exposure) is attributable to Borrowings made to MOCL) or (ii) the Leverage Ratio Ex-MOCL as of the last day of any fiscal quarter exceeds 4.00 to 1.00.

“Moody’s” means Moody’s Investors Service, a division of Moody’s Corporation.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Murphy Exploration & Production Company” means Murphy Exploration & Production Company, a Delaware corporation

“Murphy Family” means (a) the C.H. Murphy Family Investments Limited Partnership, (b) the Estate of C.H. Murphy, Jr., and (c) siblings of the late C.H. Murphy, Jr. and his and their respective Immediate Family.  For purposes of this definition, “Immediate Family” of a person

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means such person’s spouse, children, siblings, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

“New Lender” has the meaning assigned to such term in Section 2.20(a).

“Non-Defaulting Lender” has the meaning set forth in Section 2.17(f).

“Notice of Commitment Increase” has the meaning assigned to such term in Section 2.20(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided,  further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means (a) any and all amounts owing or to be owing by any Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, the Issuing Banks, any Lender or any Related Party of any of the foregoing under any Loan Document; (b) all Guaranteed Hedging Obligations; (c) all Guaranteed Cash Management Obligations; and (d) all renewals, extensions and/or rearrangements of any of the above.  Without limitation of the foregoing, the term “Obligations” shall include the unpaid principal of and interest on the Loans and the LC Exposure (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower or any of its Subsidiaries or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations (including, without limitation, to reimburse LC Disbursements), obligations to post cash collateral in respect of Letters of Credit, payments in respect of an early termination of Guaranteed Hedging Obligations and unpaid amounts, fees, expenses, indemnities, costs, and all other obligations and liabilities of every nature of any Borrower, any Subsidiary or any Guarantor, whether absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement, the other Loan Documents, any Guaranteed Hedging Agreement or any Guaranteed Cash Management Agreement; provided that the definition of Obligation shall exclude any Excluded Guaranteed Hedging Obligation.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any

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Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.  Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Company and/or its Subsidiaries, as the context requires.

“One Notch Below Investment Grade” means (a) a rating established by S&P for the Index Debt of BB+; (b) a rating established by Moody’s for the Index Debt of Ba1; or (c) a rating established by Fitch for the Index Debt of BB+.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, enforced this Agreement or any other Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or this Agreement or any other Loan Document).

“Other Debt Agreement” means any agreement, instrument or other document governing any Indebtedness for borrowed money of the Company or any Subsidiary (other than intercompany Indebtedness) in an aggregate principal amount exceeding $20,000,000 (with committed but unutilized amounts under such Other Debt Agreement being deemed fully drawn for purposes of measuring such threshold).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except

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any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning set forth in Section 10.04(c).

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Patriot Act” means the USA PATRIOT Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)    Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP (or in the case of any Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction), or for property taxes on property that the Company or any Subsidiary has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;

(b)    Liens in respect of property or assets of the Company or any of the Subsidiaries imposed by law, such as landlords’, sublandlords’, vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case so long as such Liens arise in the ordinary course of business and secure obligations that are not overdue by more than 60 days or which are being contested in good faith by appropriate proceedings;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)    easements, rights-of-way, restrictive covenants, licenses, restrictions (including zoning restrictions), minor title defects, exceptions, deficiencies or irregularities in title, encroachments, protrusions, servitudes, permits, conditions and covenants and other similar

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charges or encumbrances (including in any rights-of-way or other property of the Company or its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of real estate, rights of way, facilities and equipment) not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(f)    Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(g)    Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(h)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(i)    judgment liens in respect of judgments that to do not constitute an Event of Default under Section 7.01(k);

(j)    (i) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such lease and (ii) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense entered into by the Company or any Subsidiary in the ordinary course of business or otherwise permitted by this Agreement and not securing Indebtedness;

(k)    Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, gathering, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual or customary in the Oil and Gas Business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by any Borrower or any Subsidiary;

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(l)    Liens on pipelines, pipeline facilities and other midstream assets or facilities that arise by operation of law or other like Liens arising by operation of law in the ordinary course of business and incidental to the exploration, development, operation and maintenance of Oil and Gas Properties;

(m)    Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company’s or such Subsidiary’s client at which such equipment is located;

(n)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(o)    Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(p)    Liens created in the ordinary course of business on deposits to secure liability for premiums to insurance carriers or securing insurance premium financing arrangements;

(q)    Liens arising in connection with conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company and the Subsidiaries in the ordinary course of business permitted by this Agreement, purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(r)    purported Liens evidenced by the filing of precautionary financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(s)    trustees’ Liens granted pursuant to any indenture governing any Indebtedness not otherwise prohibited by this Agreement in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse such trustee of its expenses and to indemnify such trustee under the terms of such indenture; and

(t)    Liens on property or assets of the Company or any Subsidiary consisting of marine Liens provided for in Title XI of the Merchant Marine Act of 1936 or foreign equivalents;

(u)    operating leases, licenses, subleases or sublicenses granted to others not (i) interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) securing any indebtedness;

(v)    (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; and

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(w)    any encumbrance or restriction, including any options, put and call arrangements, rights of first refusal and similar rights, set forth in the Permitted JV LLC Agreement;

provided that the term “Permitted Encumbrances” shall not, in any event, include any Lien securing Indebtedness.

“Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) any evidence of Indebtedness issued, guaranteed or insured by the government of Canada or any province or territory thereof, and having terms to maturity of not more than three hundred sixty (360) days from the date of acquisition; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted JV” means Murphy Gulf of Mexico, LLC, a Delaware limited liability company.

“Permitted JV Agreements” means (i) the Permitted JV Contribution Agreement, (ii) the Permitted JV MEPU Conveyance, (iii) the Permitted JV Units Conveyance, (iv) the Permitted JV LLC Agreement, (v) the Permitted JV LLC Formation Document and (vi) the Permitted JV MSA.

“Permitted JV Closing Date” means the date on which the Closing (as defined in the Permitted JV Contribution Agreement) shall have occurred in accordance with the terms of the Permitted JV Contribution Agreement.

“Permitted JV Contribution Agreement” means that certain Contribution and Acquisition Agreement, dated as of October 10, 2018, by and among Expro-USA, Petrobras America Inc. and the Permitted JV.

“Permitted JV LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Permitted JV, to be dated as of the Permitted JV Closing Date, in the form attached as Exhibit F to the Permitted JV Contribution Agreement.

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“Permitted JV LLC Formation Document” means the “LLC Formation Document” as defined in the Permitted JV Contribution Agreement.

“Permitted JV MEPU Conveyance” means the “MEPU Conveyance” as defined in the Contribution Agreement.

“Permitted JV MSA” means the “Master Services Agreement” as defined in the  Permitted JV Contribution Agreement.

“Permitted JV Units Conveyance” means the “Units Conveyance” as defined in the Contribution Agreement.

“Permitted Liens” means any Lien permitted to remain outstanding pursuant to Section 6.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate”  means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Project Financing” means any Indebtedness that is incurred to finance or refinance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance, operation, securitization or monetization, in respect of all or any portion of any project, any group of projects, or any asset related thereto, and any guaranty with respect thereto, other than such portion of such Indebtedness or guaranty that expressly provides for direct recourse to the Company or any of its Subsidiaries (other than a Project Financing Subsidiary) or any of their respective property other than recourse to the equity in, Indebtedness or other obligations of, or properties of, one or more Project Financing Subsidiaries; provided however, that support such as limited guaranties or obligations to provide or guaranty equity

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contributions or to make subordinated loans shall not be considered direct recourse for the purpose of this definition.

“Project Financing Subsidiary” means any Subsidiary of the Company whose principal purpose is to incur Project Financing or to become a direct or indirect partner, member or other equity participant or owner in a Person so created, and substantially all the assets of such Subsidiary are limited to (i) those assets for which the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance, operation, securitization or monetization is being financed in whole or in part by one or more Project Financings, or (ii) the equity in, Indebtedness or other obligations of, one or more other such Subsidiaries or Persons.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Non-Producing Oil and Gas Properties” means all Oil and Gas Properties which constitute proved developed non-producing reserves as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Proved Oil and Gas Properties” means, collectively, Proved Producing Oil and Gas Properties, Proved Non-Producing Oil and Gas Properties and Proved Undeveloped Oil and Gas Properties.

“Proved Producing Oil and Gas Properties” means all Oil and Gas Properties which constitute proved developed producing reserves as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Proved Undeveloped Oil and Gas Properties” means all Oil and Gas Properties which constitute proved undeveloped reserves as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Rating Agencies” shall mean each of Moody’s, S&P and Fitch.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Redemption” means, with respect to any Indebtedness, the redemption, purchase, defeasance, prepayment or other acquisition or retirement for value of such Indebtedness. The term “Redeem” has a meaning correlative thereto.

“Register” has the meaning set forth in Section 10.04(b)(iv).

Credit Agreement

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Required Subsidiary Guarantor” means, as of any date of determination, each Domestic Subsidiary which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), contributed greater than (a) ten percent of Consolidated EBITDA Ex-Canam for such period or (b) ten percent of Consolidated Total Assets Ex-Canam as of the last day of such period; provided that, if at any time the aggregate amount of Consolidated EBITDA Ex-Canam or Consolidated Total Assets Ex-Canam attributable to all Subsidiaries that are not Guarantors exceeds fifteen percent of Consolidated EBITDA Ex-Canam for any such period or fifteen percent of Consolidated Total Assets Ex-Canam as of the last day of any such fiscal quarter, then the Company shall, pursuant to Section 5.01(d), designate in the Compliance Certificate required to be delivered for such fiscal quarter or fiscal year, as applicable, sufficient Subsidiaries, whether Domestic Subsidiaries, Foreign Subsidiaries or a combination thereof, as “Required Subsidiary Guarantors” to eliminate such excess, and upon the delivery of such Compliance Certificate to the Administrative Agent, such designated Subsidiaries shall for all purposes of this Agreement constitute Required Subsidiary Guarantors and each shall be required to become a Guarantor pursuant to Section 5.12.  In the event that the Company fails to designate sufficient additional Subsidiaries as “Required Subsidiary Guarantors” in the Compliance Certificate as aforesaid, the Administrative Agent may, by written notice to the Company, designate sufficient Subsidiaries, whether Domestic Subsidiaries, Foreign Subsidiaries or a combination thereof, as “Required Subsidiary Guarantors” on the Company’s behalf, to eliminate such excess, and upon delivery of such written notice to the Company, such designated Subsidiaries shall for all purposes of this Agreement constitute Required Subsidiary Guarantors and each shall be required to become a Guarantor pursuant to Section 5.12.  Notwithstanding the foregoing, the Permitted JV shall not constitute a “Required Subsidiary Guarantor” for any purposes hereunder or any other Loan Documents.

“Reserve Report” means each report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or, to the extent required by Section 5.10, July 1st, the Proved Oil and Gas Properties of the Company and the Subsidiaries, together with a projection of the rate of production and future net income, Taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions and discount rate consistent with the Administrative Agent’s lending requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Company.

Credit Agreement

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Ringgit” means the lawful currency of Malaysia.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sale and Leaseback Transaction” means any sale or other transfer of any Property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person  listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Government of Canada, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more by any Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the Government of Canada, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or any other jurisdiction applicable to the Company, any other Borrower or any of their respective Subsidiaries from time to time.

“Securities Account” has the meaning assigned to such term in the UCC.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Solvent” means, in reference to any Person, (a) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities (subordinated, contingent or otherwise); (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities (subordinated, contingent or otherwise), as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities (subordinated, contingent or

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otherwise), as such debts and liabilities become absolute and matured; and (d) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentage shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Intercompany Note” means a Subordinated Intercompany Note substantially in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means any Subsidiary that is a Guarantor.

“Surplus Inventory” means equipment of the Company or any Subsidiary, which the Company has determined in good faith (a) represents surplus equipment that is not necessary in the conduct of the exploration and production business of the Company and its Subsidiaries or (b) is obsolete or worn‑out and no longer used or usable in its business.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination, an amount in excess of, 80% of the residual

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value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Revolving Loans and their LC Exposure at such time.

“Transactions” means (a) the execution, delivery and performance by each Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and (b) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of the Guaranty Agreement to which it is a party and each other Loan Document to which it is a party, and its Guarantee of the Obligations.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Unrestricted Cash” means, as of any date of determination, cash or Permitted Investments of the Company or any of the Guarantors that are (i) Domestic Subsidiaries or (ii) Canadian Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Company or any of such Guarantors on such date (it being understood that cash or Permitted Investments subject to a control agreement in favor of any Person other than the Administrative Agent or any Lender shall be deemed “restricted”, and cash or Permitted Investments restricted in favor of the Administrative Agent or any Lender shall be deemed not “restricted”), but only to the extent that such cash and Permitted Investments are held in accounts with financial institutions in any jurisdiction located within the United States of America or Canada.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(iii).

“Voting Stock” shall mean, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors (or similar relevant governing body) of such Person.

“Wholly-Owned” means, with respect to a subsidiary of any Person, that all of the Equity Interests of such subsidiary are, directly or indirectly, owned or controlled by such Person and/or one or more of its Wholly-Owned subsidiaries (except for directors’ qualifying shares or other

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shares required by applicable law to be owned by a Person other than such Person and/or one or more of its Wholly‑Owned subsidiaries).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02    Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03    Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04    Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company, on behalf of the Borrowers, requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or

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in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, (i) any lease that would have been characterized as an operating lease in accordance with GAAP prior to the date of the Company’s adoption of ASC 842 (whether or not such lease was in effect on such date) shall not be a Capital Lease, and any such lease shall be, for all purposes of this Agreement, treated as though it were reflected on the Company’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to Borrower’s adoption of ASC 842 and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein.

Section 1.05    Exchange Rates; Currency Equivalents.

(a)    The Administrative Agent shall determine the Dollar Equivalent of the LC Exposure (and including any proposed Letter of Credit to be issued, amended, extended or renewed as of such date, as applicable, in the case of the following clauses (i) and (ii)): (i) as of the date of the commencement of the initial Interest Period of any Borrowing and as of the date of the commencement of each subsequent Interest Period therefor (including on the date of conversion or continuation of any Borrowing); (ii) as of the date any Borrowing Request is submitted hereunder; (iii) as of the date of any Borrowing or the date that any Letter of Credit is issued, amended, extended or renewed; (iv) as of the date of any termination or reduction of the Commitments or any Letter of Credit Commitment; (v) as of the first Business Day of each calendar month; and (vi) during the continuation of an Event of Default, on any Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.  Except as expressly provided in the last sentence of Section 2.11(d), each such amount shall be the Dollar Equivalent of the LC Exposure until the next required calculation thereof pursuant to this Section 1.05(a).  Each day upon or as of which the Administrative Agent determines the Dollar Equivalent of any amount as described in this Section 1.05(a) is herein referred to as a “Computation Date”.

(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Company’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.06    Interest Rates; LIBOR Notification.  The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As

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a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.13(b) of this Agreement, such Section 2.13(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent will notify the Borrower, pursuant to Section 2.13, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.13(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

Article II
The Credits

Section 2.01    Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (ii) the Total Credit Exposure exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and re-borrow Revolving Loans.

Section 2.02    Loans and Borrowings.  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company, on behalf of itself, Expro-Intl. or MOCL, may request in accordance herewith, and each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)    At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple

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of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Revolving Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, the Company, on behalf of itself, Expro-Intl. or MOCL, shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03    Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the applicable Borrower and the aggregate amount of the requested Borrowing;

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  If no Borrower is specified, the Company shall be the applicable Borrower.  Promptly following receipt of a Borrowing Request

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in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04    [Reserved].

Section 2.05    Letters of Credit.

(a)    General.  Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit denominated in dollars or in any Designated Currency from any Issuing Bank, with any Borrower as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company (on behalf of itself, Expro-Intl. or MOCL) to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (iii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit by any Issuing Bank (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to such Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, whether such Letter of Credit is to be dollar-denominated or denominated in a Designated Currency (it being understood that if no denomination is specified, the Letter of Credit shall be dollar-denominated) the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Company, Expro-Intl. or MOCL, as applicable, also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (determined by reference to the Dollar Equivalent of Letters of Credit denominated in a Designated Currency on the date of such issuance, amendment, renewal or extension of such Letter of Credit): (i) the LC Exposure shall not exceed

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$250,000,000, (ii) no Lender’s Credit Exposure shall exceed its Commitment, (iii) the Total Credit Exposure shall not exceed the total Commitments, and (iv) the LC Exposure of any Issuing Bank shall not exceed its Letter of Credit Commitment.  The Company may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Company shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

Notwithstanding anything herein to the contrary, no Issuing Bank shall be under any obligation to issue any Letter of Credit in any Designated Currency if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it; (y) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank generally applicable to the issuance of letters of credit or (z) such Issuing Bank does not generally issue, or is otherwise incapable of issuing, Letters of Credit in the Designated Currency requested by the applicable Borrower.

(c)    Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension; provided that, to the extent such date would extend beyond the date referred to in the immediately succeeding clause (c)(ii), such Letter of Credit shall, concurrently with, or prior to, the effectiveness of such renewal or extension (as applicable), be cash collateralized in a manner (and in such amount) acceptable to the applicable Issuing Bank in its sole discretion) and (ii) subject to the parenthetical in the immediately preceding clause (i), the date that is five Business Days prior to the Maturity Date.

(d)    Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issues such Letter of Credit or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank that issues a Letter of Credit hereunder, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Company for any reason.  Each

Credit Agreement

Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent, in the currency in which such Letter of Credit is denominated (except as specified below), an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount (with respect to Letters of Credit denominated in dollars) or in the Dollar Equivalent on such date (as determined by the applicable Issuing Bank) of the amount of the LC Disbursement (with respect to Letters of Credit denominated in any Designated Currency), as applicable, and to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.  Notwithstanding the foregoing, any Issuing Bank may, at its option, specify in the applicable notice of LC Disbursement that such Issuing Bank will require reimbursements in dollars, in which case the applicable Borrower agrees to reimburse such Issuing Bank in dollars; provided that the applicable Issuing Bank shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement (and the Dollar Equivalent thereof), the payment then due from the applicable Borrower (and the Dollar Equivalent thereof) in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent in dollars its Applicable Percentage of the Dollar Equivalent of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank that issued such Letter of Credit or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

Credit Agreement

(f)    Obligations Absolute.  The applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of the relevant Designated Currency to the applicable Borrower or the other Loan Parties or in the relevant currency markets generally; or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by a Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures.  An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank.  Such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

Credit Agreement

(h)    Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in any Designated Currency, a rate per annum determined by such Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Margin at such time used to determine interest applicable to Eurodollar Revolving Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Replacement of Issuing Bank.

(i)    Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii)    Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon 30 days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.05(i)(i).

(j)    Cash Collateralization.  If (i) any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding that the Borrowers cash collateralize the outstanding LC Exposure pursuant to this paragraph, (ii) any Borrower is required to cash collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 2.10(c) or cash collateralize outstanding Letters of Credit pursuant to Section 2.10(d), or (iii) any Borrower is required to cash collateralize a Defaulting Lender’s LC Exposure pursuant to Section 2.19, then the applicable

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Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash (in the applicable currency) equal to such LC Exposure or the excess attributable to such LC Exposure, as the case may be, as of such date, in each case, plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the applicable Borrower under this Agreement.  If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 2.19 as the result of a Defaulting Lender, and the Borrowers are not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 2.10(c), then such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all Events of Default have been cured or waived or the events giving rise to such cash collateralization pursuant to Section 2.19 have been satisfied or resolved.

(k)    Existing Letters of Credit.  On the Effective Date, each of the letters of credit listed on Schedule 2.05 shall be deemed to have been issued as Letters of Credit under this Agreement by the Issuing Bank specified for such Letter of Credit on Schedule 2.05, without payment of any fees otherwise due upon the issuance of a Letter of Credit, and such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation, to the extent of such Lender’s Applicable Percentage, in such Letter of Credit.

Section 2.06    Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the funds so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent in New York City and designated by the Company in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of

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an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07    Interest Elections.  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07.  The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    To make an election pursuant to this Section 2.07, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(v)    If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08    Termination and Reduction of Commitments.  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)    The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Total Credit Exposure would exceed the total Commitments.

(c)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be

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revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.09    Repayment of Loans; Evidence of Debt.  (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from a Borrower for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered not, to such payee and its registered assigns).

Section 2.10    Prepayment of Loans.  (a) Subject to any breakage costs payable pursuant to Section 2.15, each Borrower shall have the right at any time and from time to time to prepay any Borrowing made to it in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section 2.10.

(b)    The Company, on behalf of itself, Expro-Intl. or MOCL, shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment pursuant to Section 2.10(a), (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment.  Each such notice shall be

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irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and breakage costs to the extent required by Section 2.15.

(c)    If at any time (including, without limitation, on any Computation Date) the Total Credit Exposure exceeds the total Commitments, then, the Borrowers shall, without notice or demand, immediately (i) prepay the Borrowings in an aggregate principal amount equal to such excess, and (ii) if any excess remains (or would remain) after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.05(j).  Each prepayment of Borrowings pursuant to this Section 2.10(c) shall be applied ratably to the Loans included in the prepaid Borrowings.  Prepayments made pursuant to this Section 2.10(c) shall be accompanied by accrued interest to the extent required by Section 2.12 and breakage costs to the extent required by Section 2.15.

(d)    If at any time (including, without limitation, on any Computation Date) the aggregate LC Exposure exceeds the sum of all Letter of Credit Commitments then in effect, the Borrowers shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.05(j), in an aggregate amount sufficient to eliminate such excess.

(e)    Prior to the Investment Grade Rating Date, if upon the consummation of any Disposition pursuant to Section 6.11(c)(to the extent the fair market value of the Property subject to the Casualty Event exceeds $25,000,000) or (e), the Consolidated Leverage Ratio exceeds 2.75 to 1.00 (calculated on  pro forma basis using (i) Consolidated Total Debt as of such day and (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b)), then, the Borrowers shall, without notice or demand, prepay the Borrowings in an aggregate amount necessary so that after giving effect to such prepayment, the Consolidated Leverage Ratio is less than or equal to 2.75 to 1.00 (calculated on pro forma basis as set forth above).  Such prepayment shall be due on the date that is three Business Days after the date of the realization or receipt of the cash proceeds of such Disposition.  Each prepayment of Borrowings pursuant to this Section 2.10(e) shall be applied ratably to the Loans included in the prepaid Borrowings.  Prepayments made pursuant to this Section 2.10(e) shall be accompanied by accrued interest to the extent required by Section 2.12 and breakage costs to the extent required by Section 2.15 Notwithstanding the foregoing, if any prepayment of Eurodollar Borrowings is required to be made under this Section 2.05(e), prior to the last day of the Interest

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Period therefor, the Borrowers may, in their sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder with the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(e).

Section 2.11    Fees.  (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure.

(b)    The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.20% per annum on the average daily amount of the LC Exposure of such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure of such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

(c)    The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)    Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to paragraph (b) above shall be payable within ten days after demand.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any fees accruing after the date on which the Commitments terminate shall be payable on demand.  All fees payable hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  All fees

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payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders.  Fees paid hereunder shall not be refundable under any circumstances.  For purposes of calculating participation fees and fronting fees pursuant to Section 2.11(b), the amount of LC Exposure on any day shall be the Dollar Equivalent thereof on such day, determined using the Exchange Rate on the first Business Day of the calendar month in which such day falls.

Section 2.12    Interest.  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12.

(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.13    Alternate Rate of Interest; Illegality.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)    If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

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(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.  Notwithstanding anything to the contrary in Section 10.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.13(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(c)    If any Lender determines that any Governmental Requirement has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender

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to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the Company (through the Administrative Agent), (a) any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the LIBO Rate component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the ABR, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the ABR applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.

Section 2.14    Increased Costs.  (a) If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the applicable Borrower

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will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Company and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender or the applicable Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided,  further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15    Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such

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Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Company and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 2.16    Payments Free of Taxes.  (a) Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Loan Parties.  Each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)    Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)    Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)    Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Loan Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)    Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company, on behalf of itself, Expro-Intl. or MOCL, or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A),  (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Company is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender

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becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, an executed IRS Form W-8BEN E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “ten percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN E or IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W‑8BEN E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such

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Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for any Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)    Defined Terms.  For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.17    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under

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Sections 2.14,  2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14,  2.15 or 2.16 and 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute in like funds as those received any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Except as set forth in Section 2.05, all payments hereunder shall be made in dollars.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

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(d)    Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.05(d) or (e),  2.06(b),  2.17(d) or 10.03(c) then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(f)    Notwithstanding the foregoing or anything to the contrary contained herein, (i) if any Defaulting Lender shall have failed to fund all or any portion of any Loan (each such Loan, an “Affected Loan”), each prepayment of Loans by any Borrower under Section 2.10 shall be applied first to such Affected Loan and the principal amount and interest with respect to such payment shall be distributed (x) to each Lender that is not a Defaulting Lender (each, a “Non-Defaulting Lender”) pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders, until the principal amount of all Affected Loans has been repaid in full and (y) to the extent of any remaining amount of such prepayment, to each Lender pro rata in accordance with such Lender’s Applicable Percentage, and (ii) each payment made by the applicable Borrower on account of the interest on any Affected Loans shall be distributed to each Non-Defaulting Lender pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders.

Section 2.18    Mitigation Obligations; Replacement of Lenders.

(a)    If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and

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would not otherwise be materially disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If (i) any Lender requests compensation under Section 2.14, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank) which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 2.19    Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.11(a).

(b)    the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

(c)    if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)    all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable

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Percentages but only (x) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Credit Exposure to exceed its Commitment and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;

(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Banks and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(vi)    subject to Section 10.17, no reallocation pursuant to clause (i) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increase exposure following such reallocation; and

(d)    so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.19(c), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the Effective Date and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or

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more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrowers or such Lender, satisfactory to such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.20    Commitment Increase.

(a)    Subject to the terms and conditions set forth herein, the Company shall have the right from time to time to cause an increase in the total Commitments of the Lenders (a “Commitment Increase”) by adding to this Agreement one or more additional financial institutions that are not already Lenders hereunder (each, a “New Lender”) or by allowing one or more existing Lenders to increase their respective Commitments; provided that (i) both before and immediately after giving effect to such Commitment Increase, no Default or Event of Default shall have occurred and be continuing as of the effective date of such Commitment Increase (such date, the “Commitment Increase Date”), (ii) no such Commitment Increase shall be in an amount less than $10,000,000, (iii) the aggregate amount of all such Commitment Increases shall not exceed $300,000,000, and after giving effect to all such Commitment Increases, the total Commitments shall not exceed $1,800,000,000, (iv) no Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion) and (v) each New Lender and any increase in the Commitment of an existing Lender pursuant to any Commitment Increase shall be subject to the prior written consent of the Administrative Agent and each Issuing Bank (each such consent not to be unreasonably withheld or delayed).

(b)    The Company shall provide the Administrative Agent with written notice (a “Notice of Commitment Increase”) of its intention to increase the total Commitments pursuant to this Section 2.20.  Each such Notice of Commitment Increase shall specify (i) the proposed Commitment Increase Date, which date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase, (ii) the amount of the requested Commitment Increase, (iii) as applicable, the identity of each New Lender and/or existing Lender that has agreed in writing to increase its Commitment hereunder, and (iv) the amount of the respective Commitments of the then existing Lenders and the New Lenders from and after the Commitment Increase Date.

(c)    On any Commitment Increase Date, the Lenders shall purchase and assume (without recourse or warranty) from the other Lenders (i) Loans, to the extent that there are any Loans then outstanding, and (ii) undivided participation interests in any outstanding LC Exposure, in each case, to the extent necessary to ensure that after giving effect to the Commitment Increase, each Lender has outstanding Loans and participation interests in outstanding LC Exposure equal to its Applicable Percentage of the total Commitments.  Each

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Lender shall make any payment required to be made by it pursuant to the preceding sentence via wire transfer to the Administrative Agent on the Commitment Increase Date.  Each existing Lender shall be automatically deemed to have assigned any outstanding Loans on the Commitment Increase Date and the existing Lenders, each New Lender and the Borrowers each agree to take any further steps reasonably requested by the Administrative Agent, in each case to the extent deemed necessary by the Administrative Agent to effectuate the provisions of the preceding sentences, including, without limitation, the execution and delivery of one or more joinder or similar agreements.  If, on such Commitment Increase Date, any Loans that are Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 2.15 in connection with the reallocation of such outstanding Loans to effectuate the provisions of this paragraph.

(d)    Each Commitment Increase shall become effective on the respective Commitment Increase Date and upon such effectiveness: (i) to the extent applicable, the Administrative Agent shall record in the Register each New Lender’s information as provided in the applicable Notice of Commitment Increase and pursuant to an Administrative Questionnaire that shall be executed and delivered by each New Lender to the Administrative Agent on or before such Commitment Increase Date, (ii) Schedule 2.01 shall be amended and restated to set forth all Lenders (including any New Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which amended and restated Schedule 2.01 shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender (including each New Lender) a copy of such amended and restated Schedule 2.01, and (iii) each New Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement.

(e)    As a condition precedent to any Commitment Increase, the Company shall deliver to the Administrative Agent (i) a certificate of a Responsible Officer of the Company dated as of the Commitment Increase Date certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such Commitment Increase and certifying that, before and after giving effect to such Commitment Increase, (A) the representations and warranties contained in this Agreement made by the Borrowers are true and correct on and as of the Commitment Increase Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (B) no Default or Event of Default exists or will exist as of the Commitment Increase Date, and (ii) any legal opinions, certificates and/or other documents reasonably requested by the Administrative Agent in connection with the Commitment Increase.

Article III
Representations and Warranties

Each Borrower represents and warrants to the Lenders that:

Section 3.01    Organization; Powers.  Each of the Company and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not

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reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02    Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate or equivalent powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03    Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of any Borrower or any other Person), except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Material Subsidiaries or any order of any Governmental Authority, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (c) will not violate or result in a default under the Existing Notes, any indenture pursuant to which any Existing Notes are issued or any other indenture, agreement or other instrument binding upon the Company or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Material Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Material Subsidiaries.

Section 3.04    Financial Condition; No Material Adverse Effect; No Default.  (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2017, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2018, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)    Since December 31, 2017, there has been no change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries that, taken as a whole, has had or could reasonably be expected to have, a Material Adverse Effect.

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(c)    No Default or Event of Default has occurred and is continuing.

Section 3.05    Properties.  (a) Each of the Company and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for (i) Liens permitted by Section 6.03 and (ii) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)    Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)    Prior the Investment Grade Rating Date, except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Company and its Subsidiaries have been maintained, operated and developed in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Company and its Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Company or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Company or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Company or such Subsidiary.  Prior the Investment Grade Rating Date, all pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or any of its Subsidiaries, in a manner consistent with the Company’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 3.05(c) could not reasonably be expected to have a Material Adverse Effect).

Section 3.06    Litigation and Environmental Matters.  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions.

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(b)    Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07    Compliance with Laws and Agreements.  Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing or will result from the execution and delivery of this Agreement or any of the other Loan Documents, or the making of the Loans hereunder.

Section 3.08    Investment Company Status.  Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09    Taxes.  Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10    ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The Company and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.  Neither the Company nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that are not past due.

Section 3.11    Disclosure.

(a)    The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company

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to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Company and the Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Company and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

(b)    As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.12    Insurance.  The Company has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Company and its Subsidiaries.

Section 3.13    Restriction on Subsidiary Distributions.  Prior to the Investment Grade Rating Date, neither the Company nor any Subsidiary is a party to any agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict any Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to the Company or any Subsidiary, or restricts any Subsidiary from making loans or advances or transferring any Property to the Company or any Subsidiary, or which requires the consent of or notice to other Persons in connection therewith, except, in each case, for such restrictions permitted under Section 6.07.

Section 3.14    Subsidiaries.  Except as disclosed to the Administrative Agent by the Company in writing from time to time after the Effective Date, which shall be a supplement to Schedule 3.14, (a) Schedule 3.14 sets forth (i) each Subsidiary’s name as listed in the public records of its jurisdiction of organization and jurisdiction of organization, and the location of its principal place of business and chief executive office and, as to each such Subsidiary, the percentage of each class of Equity Interests issued by such Subsidiary and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding and (ii) the identity of each (A) Material Subsidiary, (B) Subsidiary Guarantor, (C) Required Subsidiary Guarantor (and specifying the basis for such Person being a Required Subsidiary Guarantor, including whether such Required Subsidiary Guarantor has been designated as such pursuant to the proviso to the definition of Required Subsidiary Guarantor)

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and (D) Excluded Canam Entity.  All of the outstanding shares or other Equity Interests of each such Subsidiary owned by the Company or any other Subsidiary are validly issued and outstanding and, to the extent applicable, fully paid and not assessable, and all such shares or other Equity Interests are owned, beneficially and of record, free and clear of all Liens other than restrictions on transfer imposed by applicable law (or, in respect of the Permitted JV, pursuant to the Permitted JV LLC Agreement).  There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of the Company or any Subsidiary, except as created by the Loan Documents and securities laws and other Liens permitted hereunder that arise by operation of law, or, in respect of the Permitted JV, pursuant to the Permitted JV Agreements.

Section 3.15    Solvency.  (a) Each Borrower and each of their respective Subsidiaries is (in each case), and after giving effect to any extension of credit hereunder, will be (in each case), Solvent and (b) no Borrower nor any of their respective Subsidiaries intend to (i) be or become subject to a voluntary or involuntary case under any debtor relief law, (ii) make a general assignment for the benefit of creditors, or (iii) have a custodian, conservator, receiver or similar official appointed for any Borrower, any of their respective Subsidiaries or a substantial part of any Borrower’s assets, in each case within the next ten Business Days.

Section 3.16    Priority Status.  None of the Company or any Subsidiary has taken any action which would cause the claims of unsecured creditors of the Company or of any other Subsidiary, as the case may be (other than claims of such creditors to the extent that they are statutorily preferred or Permitted Liens), to have priority over any of the Obligations.

Section 3.17    Anti-Corruption Laws and Sanctions.

(a)    Each Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Borrower and its Subsidiaries and to the knowledge of such Borrower its and its Subsidiaries’ officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such Borrower being designated as a Sanctioned Person.

(b)    None of (a) the Borrowers or any of their Subsidiaries, or to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

Section 3.18    Use of Proceeds.  The proceeds of the Loans and the Letters of Credit will be used as permitted by Section 5.09.  The Borrowers and the Subsidiaries are not engaged principally, or as one of their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning Regulation T, U or X of the Board).

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Section 3.19    EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

Article IV
Conditions

Section 4.01    Effective Date.  This Agreement shall not become effective until the date on which each of the following conditions precedent is satisfied (or waived in accordance with Section 10.02):

(a)    The Administrative Agent (or its counsel) shall have received (i) either (A) a counterpart of this Agreement signed on behalf of each Person party hereto or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page or signed signature pages with respect to this Agreement) that each such Person has signed a counterpart of this Agreement and (ii) either (A) a counterpart of the Guaranty Agreement signed on behalf of the Borrowers and each Required Subsidiary Guarantor or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page or signed signature pages with respect to this Agreement) that each such Person has signed a counterpart of the Guaranty Agreement.

(b)    The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Davis Polk & Wardwell LLP, as counsel for the Loan Parties, substantially in the form of Exhibit B‑1 and (ii) Osler, Hosking & Harcourt LLP, as counsel for MOCL, substantially in the form of Exhibit B‑2.  The Company hereby requests such counsel to deliver such opinions.

(c)    Since December 31, 2017, there has been no change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries that, taken as a whole, has had or could reasonably be expected to have, a Material Adverse Effect.

(d)    The Administrative Agent shall have received financial projections and forecasts with respect to the Company and its Consolidated Subsidiaries, in each case, in form and substance reasonably satisfactory to it.

(e)    The Administrative Agent and the Lenders shall have received (at least three Business Days prior to the Effective Date), and shall be reasonably satisfied in form and substance with, (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not limited to the Patriot Act, to the extent such documentation or other information was requested by the Administrative Agent or any such applicable Lender at least seven days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrowers (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

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(f)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(g)    The Administrative Agent shall have received a certificate, dated as of the Effective Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(h)    The Administrative Agent, Lenders and Lead Arrangers shall have received all fees and other amounts due and payable to each such Person (including, without limitation, the fees and expenses of Paul Hastings LLP, as counsel to the Administrative Agent) on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(i)    All principal, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full and the commitments thereunder shall have been terminated, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(j)    The Lenders shall have received such documents and other instruments as are customary for transactions of this type or as they or their counsel may reasonably request.

The Administrative Agent shall notify the Company and the Lenders of the occurrence of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the Effective Date shall not occur unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 11:59 p.m., New York City time, on November 28, 2018 (and, in the event such conditions are not so satisfied, extended or waived, the Commitments shall terminate at such time).  For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.02    Each Credit Event.  The obligation of each Lender to make, convert or continue a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)    The representations and warranties of the Loan Parties set forth in this Agreement and each other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of the issuance, amendment, renewal or extension of such Letter of Credit, as applicable (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

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(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)    The Administrative Agent shall have received a Borrowing Request (or any request for the issuance, amendment, renewal or extension of a Letter of Credit) as required by Section 2.03 in respect of a Borrowing, or in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a request as required by Section 2.05(b).

(d)    In the case of the issuance, amendment, extension or increase of a Letter of Credit to be denominated in a Designated Currency, (i) there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that in the reasonable opinion of the Administrative Agent or the applicable Issuing Bank would make it impracticable for such issuance, amendment, extension or increase to be denominated in the relevant Designated Currency or (ii) the issuance of such Letter of Credit would not violate one or more policies of the Issuing Bank applicable to letters of credit generally (including, without limitation, country exposure limitations).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

Article V
Affirmative Covenants

During the period commencing on and including the Effective Date and until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company (and each Borrower, in the case of Section 5.08 and Section 5.09) covenants and agrees with the Lenders that:

Section 5.01    Financial Statements, Ratings Change, and Other Information.  The Company will furnish to the Administrative Agent and each Lender:

(a)    no later than 30 days following the date required by applicable SEC rules (without giving effect to any extensions available thereunder) for the filing of such financial statements after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

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(b)    no later than 30 days following the date required by applicable SEC rules (without giving effect to any extensions available thereunder) for the filing of such financial statements after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)    simultaneously with the delivery of the financial statements referred to in subsections (a) or (b) above, a copy of the certification signed by the principal executive officer and the principal financial officer of the Company (each, a “Certifying Officer”) as required by Rule 13A-14 under the Securities Exchange Act of 1934 and a copy of the internal controls disclosure statement by such Certifying Officers as required by Rule 13A-15 under the Securities Exchange Act of 1934, each as included in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, for the applicable fiscal period;

(d)    concurrently with any delivery of financial statements under Section 5.01(a) and Section 5.01(b), a certificate of a Financial Officer of the Company, substantially in the form attached hereto as Exhibit D (a “Compliance Certificate”), (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with each of the Financial Covenants set forth in Section 6.14, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) with respect to any Compliance Certificate delivered prior to the Investment Grade Rating Date, (A) setting forth reasonably detailed calculations demonstrating the Leverage Ratio Ex-MOCL as of the last day of the fiscal quarter for such financial statements, and stating whether a MOCL Guarantee Trigger Event has occurred (and attaching thereto consolidating financial statements, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating the portion of Consolidated EBITDA attributable to the Excluded MOCL Entities), (B) specifying the identity of each Required Subsidiary Guarantor, Material Subsidiary, Guarantor and Excluded Canam Entity as of the end of such fiscal quarter or fiscal year, as applicable (and including reasonable detail, in form and substance satisfactory to the Administrative Agent, with respect thereto), as the case may be, (C) to the extent necessary pursuant to the definition of “Required Subsidiary Guarantor” and/or “Material Subsidiary”, as applicable, designating sufficient additional Subsidiaries as Required Subsidiary Guarantors or Material Subsidiaries, respectively, so as to comply with the definition of “Required Subsidiary Guarantor” or “Material Subsidiary”, respectively and (D) specifying the amount of cash dividends declared and paid by Canam to the Loan Parties pursuant to Section 5.18 for each fiscal quarter or fiscal year, as applicable (and including reasonably detailed backup information, in form and substance satisfactory to the Administrative Agent, with respect thereto);

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(e)    prior to the Investment Grade Rating Date, as soon as available, and in any event within 60 days after the beginning of each fiscal year of the Company, an annual forecast with respect to such fiscal year and the immediately succeeding fiscal year;

(f)    concurrently with any delivery of financial statements under Section 5.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 5.06, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies;

(g)    prior to the Investment Grade Rating Date, concurrently with any delivery of financial statements under Section 5.01(a) or, solely for each fiscal quarter of the Company ending on June 30 of each year, Section 5.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Hedging Agreements of the Company and each Subsidiary, the material terms thereof (including the type, term effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not otherwise previously disclosed pursuant to this Section 5.01(g), any margin required or supplied under any credit support document, and the counterparty to each such agreement; provided that, to the extent all information required to be delivered pursuant to this this Section 5.01(g) has otherwise been made available for review by the Lenders on the Company’s website at http://www.murphyoilcorp.com or at http://www.sec.gov, the requirements of this Section 5.01(g) shall be satisfied upon delivery of a certificate of a Financial Officer (i) notifying the Administrative Agent and the Lenders that such information has been made available on one or both of the above websites and (ii) certifying that such information constitutes a true and complete list of all Hedging Agreements of the Company and each Subsidiary;

(h)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(i)    prior to the Investment Grade Rating Date, prompt written notice, and in any event within five Business Days, of the occurrence of any Casualty Event having a fair market value in excess of $25,000,000 or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event having a fair market value in excess of $25,000,000;

(j)    promptly after the Rating Agencies shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

(k)    promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by

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the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Information required to be delivered pursuant to Section 5.01(a),  (b),  (c), or (e) shall be deemed to have been delivered on the date on which (i) such information is actually available for review by the Lenders on the Company’s website at http://www.murphyoilcorp.com or at http://www.sec.gov, and (ii) the Company provides notice to the Lenders that such information is available and designates one or both of the above websites on which such information is located.

Section 5.02    Notices of Material Events.  The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $75,000,000; and

(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03    Existence; Conduct of Business.  The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

Section 5.04    Payment of Obligations.  The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05    Maintenance of Properties.  The Company will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its

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business in good working order and condition, ordinary wear and tear excepted and (b) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

Section 5.06    Insurance.  The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  Upon the reasonable request of the Administrative Agent from time to time, the Company shall deliver to the Administrative Agent information in reasonable detail as to the Company’s and its Subsidiaries’ insurance then in effect, stating the names of the insurance companies, the amounts of insurance, the dates of the expiration thereof and the properties and risks covered thereby. In the event the Company or any Subsidiary at any time shall fail to obtain or maintain any of the insurance required herein, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

Section 5.07    Books and Records; Inspection Rights.  The Company will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Company will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.08    Compliance with Laws.

(a)    The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    Each Borrower will maintain in effect policies and procedures reasonably designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

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Section 5.09    Use of Proceeds.

(a)    The proceeds of the Loans will be used only (i) to refinance all of the outstanding Indebtedness and other obligations under the Existing Credit Agreement and (ii) for general corporate purposes or as liquidity support for commercial paper issued by or on behalf of the Company or a Subsidiary of the Company.

(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall directly or, to the knowledge of such Borrower, indirectly use the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.10    Reserve Reports.  Prior to the Investment Grade Rating Date:

(a)    On or before March 1st of each year, commencing March 1, 2019, the Company shall furnish to the Administrative Agent and the Lenders a Reserve Report, in form and substance consistent with the requirements set forth in the definition thereof, evaluating the Proved Oil and Gas Properties of the Company and its Subsidiaries as of the immediately preceding January 1st; provided that if as of the last day of the fiscal quarter ending June 30th of such year, the Consolidated Leverage Ratio for the period of four consecutive fiscal quarters ending on such day exceeds 3.00 to 1.00, then, if requested by the Administrative Agent, the Company shall furnish to the Administrative Agent and the Lenders, on or before September 1st of such year, a Reserve Report, in form and substance consistent with the requirements set forth in the definition thereof, evaluating the Proved Oil and Gas Properties of the Company and its Subsidiaries as of the immediately preceding July 1st of such year.  Each Reserve Report shall be either prepared by one or more Approved Petroleum Engineers, or by or under the supervision of the chief engineer of the Company, who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b)    With the delivery of each Reserve Report, the Company shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects:  (i) the information contained in the Reserve Report, as applicable, and any other information delivered in connection therewith is true and correct, (ii) the Company or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report, and such Properties are free of all Liens except for Liens permitted by Section 6.03 and (iii) none of their Oil and Gas Properties have been sold (other than Hydrocarbons sold in the ordinary course of business) since the date of the most recently delivered Reserve Report hereunder except as set forth on an exhibit to the certificate, which certificate shall list all of its

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Oil and Gas Properties sold (other than Hydrocarbons sold in the ordinary course of business) and in such detail as required by the Administrative Agent.

Section 5.11    [Reserved].

Section 5.12    Additional Guarantors.  Prior to the Investment Grade Rating Date, with respect to any Person that after the Effective Date is or becomes a Required Subsidiary Guarantor (other than MOCL), or with respect to MOCL, upon any MOCL Guarantee Trigger Event, the Company shall, or shall cause its Subsidiaries to, promptly (and in any event within ten days of the delivery of the Compliance Certificate for any fiscal quarter or fiscal year, as applicable, pursuant to Section 5.01(d) (or with respect to clause (i) of the definition of MOCL Guarantee Trigger Event, within ten days of the date on which the Total Credit Exposure (excluding any LC Exposure) exceeds $500,000,000)) cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a duly executed Guaranty Agreement (or supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose), (ii) execute and deliver to the Administrative Agent such legal opinions, organizational and authorization documents and certificates of the type referred to in Section 4.01(b) and Section 4.01(g), and (iii) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

Section 5.13    [Reserved].

Section 5.14    Accounts.  Prior to the Investment Grade Rating Date, the Company shall, and shall cause each Subsidiary to: (i) deposit or cause to be deposited directly, all Cash Receipts into one or more Deposit Accounts listed on Schedule 5.14, (ii) deposit or credit or cause to be deposited or credited directly, all securities and financial assets held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Company and its Subsidiaries (including, without limitation, all marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper) into one or more Securities Accounts listed on Schedule 5.14 and (iii) cause all commodity contracts held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Company and its Subsidiaries, to be carried or held in one or more Commodity Accounts listed on Schedule 5.14.

Section 5.15    [Reserved].

Section 5.16    More Favorable Financial Covenants.  Prior to the Investment Grade Rating Date:

(a)    If, at any time after the Effective Date, any Other Debt Agreement includes one or more Additional Financial Covenants (including, for the avoidance of doubt, as a result of any amendment, supplement, waiver or other modification to any Other Debt Agreement causing it to contain one or more Additional Financial Covenants), then (i) on or prior to the third Business Day following the effectiveness of any such Additional Financial Covenants, as applicable, the Company shall notify the Administrative Agent thereof, and (ii)

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whether or not the Company provides such notice, the terms of this Agreement shall, without any further action on the part of any Borrower, the Administrative Agent or any Lender, be deemed to be amended automatically to include each Additional Financial Covenant in this Agreement, mutatis mutandis effective as of the date when such Additional Financial Covenant became effective under such Other Debt Agreement. The Company further covenants to promptly execute and deliver at its expense an amendment to this Agreement in form and substance reasonably satisfactory to the Required Lenders evidencing the amendment of this Agreement to include such Additional Financial Covenants in this Agreement; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for this Section 5.16(a), but shall merely be for the convenience of the parties hereto.

(b)    If at any time after this Agreement is amended pursuant to Section 5.16(a) to include any Additional Financial Covenant contained in any Other Debt Agreement (each, an “Incorporated Provision”), such Incorporated Provision ceases to be in effect under, or is deleted from, such Other Debt Agreement, or is amended or modified for the purposes of such Other Debt Agreement, so as to become less restrictive with respect to the Borrowers or any of their respective Subsidiaries, then (i) on or prior to the third Business Day following the effectiveness of any such cessation, deletion, amendment or modification, the Company shall notify the Administrative Agent thereof, and (ii) whether or not the Company provides such notice, so long as no Default or Event of Default in respect of such Incorporated Provision shall be in existence, the terms of this Agreement shall, without any further action on the part of the Company, the Administrative Agent or any Lender, be deemed to be amended automatically to delete such Incorporated Provision or incorporate the same amendments or modifications to such Incorporated Provision, as applicable, mutatis mutandis effective as of the date when such Incorporated Provision ceased to be in effect under, or was deleted from, or was amended or modified in such Other Debt Agreement. Upon the request of the Company, the Required Lenders will execute and deliver an amendment to this Agreement to delete or similarly amend or modify, as the case may be, such Incorporated Provision as in effect in this Agreement.  Notwithstanding the foregoing, no amendment to this Agreement pursuant to this Section 5.16(b) as the result of any Incorporated Provision ceasing to be in effect or being deleted, amended or otherwise modified shall cause any covenant or Event of Default in this Agreement to be less restrictive as to the Company or any Subsidiary than such covenant or Event of Default as contained in this Agreement as in effect on the Effective Date, and as amended, supplemented or otherwise modified thereafter (other than as the result of the application of Section 5.16(a)).

Section 5.17    Commodity Exchange Act Keepwell Provisions.  Prior to the Investment Grade Rating Date, the Company hereby guarantees the payment and performance of all Obligations of each Loan Party (other than the Company) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Loan Party (other than the Company) in order for such Loan Party to honor its obligations under its respective Guaranty Agreement including obligations with respect to Hedging Agreements (provided,  however, that the Company shall only be liable under this Section 5.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.17, or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the Company under this Section 5.17 shall remain in full force and effect until all amounts

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owing to the Guaranteed Parties on account of the Obligations are irrevocably and indefeasibly paid in full in cash, no Letter of Credit is outstanding and all of the Commitments are terminated.  The Company intends that this Section 5.17 shall constitute, and this Section 5.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 5.18    Canam Distribution Covenant.  Prior to the Investment Grade Rating Date, the Company shall cause Canam to directly or indirectly transfer to one or more Loan Parties, by way of dividend, prepayment of the Effective Date Canam Intercompany Obligations or other distribution, within 30 days after (a) the last day of each of the fiscal quarters of the Company ending June 30 and December 31, an amount not less than the positive difference of (i) the Canam Cash Amount as of the last day of such fiscal quarter minus (ii) $150,000,000 and (b) the last day of each of the fiscal quarters of the Company ending March 31 and September 30, an amount not less than the positive difference of (i) the Canam Cash Amount as of the last day of such fiscal quarter minus (ii) $200,000,000.  Concurrently with the consummation of each such transfer, the Company shall deliver a certificate of a Financial Officer of the Company certifying the calculation of the Canam Cash Amount (and attaching thereto reasonably detailed back-up documentation with respect thereto) for such applicable fiscal quarter.

Section 5.19    Permitted JV Closing.  On the Permitted JV Closing Date, the Company shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that (a) the Permitted JV Contribution Agreement (including the exhibits and schedules attached thereto) shall not have been modified, amended, supplemented or waived, and no consent shall have been granted thereunder, in each case in a manner that is materially adverse to the Lender, (b) attached thereto is a true, complete and correct copy of each of the Permitted JV Agreements, (c) each of such Permitted JV Agreements is in full force and effect and (d) except as attached thereto, no such Permitted JV Agreement has not been amended, modified or supplemented.

Article VI
Negative Covenants

During the period commencing on and including the Effective Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 6.01    Indebtedness.

(a)    Prior to the Investment Grade Rating Date, the Company will not, and will not permit any Subsidiary to create, incur, assume or permit to exist, any Indebtedness, except:

(i)    the Obligations;

(ii)    Indebtedness (other than (A) any such Indebtedness referred to in clause (a)(iii) below and (B) Indebtedness constituting Guarantees by any Subsidiary of Indebtedness of any Person) (x) existing on the Effective Date and set forth on Schedule 6.01

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hereto and (y) any Indebtedness that is incurred in exchange for, or the proceeds of which are used to extend, refinance, replace, defease, discharge, refund or otherwise retire for value any such Indebtedness; provided that, (1) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) of any such Indebtedness incurred pursuant to this clause (a)(ii)(y) (including undrawn or available committed amounts) does not exceed the sum of (I) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) of the Indebtedness being refinanced, plus (II) an amount necessary to pay all accrued (including, for purposes of defeasance, future accrued) and unpaid interest on the Indebtedness being refinanced and any fees (including original issue discount and upfront fees), premiums and expenses related to such exchange or refinancing, (2) any such Indebtedness incurred pursuant to this clause (a)(ii)(y) has a stated maturity that is no earlier than the later of (I) the date that is 180 days after the Maturity Date and (II) the maturity date of the Indebtedness being refinanced, (3) the Indebtedness incurred pursuant to this clause (a)(ii)(y) does not provide for any mandatory redemptions or repayments prior to the date that is 180 days after the Maturity Date, (4) any such Indebtedness incurred pursuant to this clause (a)(ii)(y) has terms (including with respect to the priority thereof) that are substantially similar to (and, in any event, no less favorable to the lenders) than those that were applicable to the Indebtedness being refinanced and (5) any such Indebtedness incurred pursuant to this clause (a)(ii)(y) is incurred solely by the Company and is not Guaranteed by any Subsidiary;

(iii)    (A) the Existing Notes, in each case, to the extent outstanding on the Effective Date; (B) any Indebtedness that is incurred in exchange for, or the proceeds of which are used to extend, refinance, replace, defease, discharge, refund or otherwise retire for value any Existing Notes; provided that, (1) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) of any such Indebtedness incurred pursuant to this clause (a)(iii)(B) (including undrawn or available committed amounts) does not exceed the sum of (x) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) of the Existing Notes being refinanced, plus (y) an amount necessary to pay all accrued (including, for purposes of defeasance, future accrued) and unpaid interest on the Existing Notes being refinanced and any fees, premiums and expenses related to such exchange or refinancing, (2) any such Indebtedness incurred pursuant to this clause (a)(iii)(B) has a stated maturity that is no earlier than the later of (x) the date that is 180 days after the Maturity Date and (y) the maturity date of the Existing Notes being refinanced, (3) the Indebtedness incurred pursuant to this clause (a)(iii)(B) does not provide for any mandatory redemptions or repayments prior to the date that is 180 days after the Maturity Date except as a result of a customary change of control tender offer, (4) any such Indebtedness incurred pursuant to this clause (a)(iii)(B) has terms (including with respect to the priority thereof) that are either (x) substantially similar to (and, in any event, no less favorable to the Lenders) than those that were applicable to the Existing Notes being refinanced or (y) otherwise on customary market terms as determined in good faith by the Company in its reasonable judgment and (5) any such Indebtedness incurred pursuant to this clause (a)(iii)(B) is incurred solely by the Company and is not Guaranteed by any Subsidiary; and (C) senior unsecured or senior subordinated unsecured Indebtedness; provided that, (1) both before and immediately after giving effect to the incurrence of any such Indebtedness, (I) no Default has occurred and is continuing or would result therefrom, (II) the Consolidated Leverage Ratio (calculated on  pro forma basis using (i) Consolidated Total Debt as of such day and (ii) Consolidated EBITDA for

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the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b)) does not exceed 3.00 to 1.00 and (III) the Administrative Agent shall have received a certificate of a Financial Officer of the Company, in form and substance satisfactory to the Administrative Agent, certifying as to each of the requirements set forth in the foregoing clauses (I) and (II), (2) any such Indebtedness incurred pursuant to this clause (a)(iii)(C) has a stated maturity that is no earlier than 90 days after the Maturity Date, (3) such Indebtedness incurred pursuant to this clause (a)(iii)(C) does not provide for any mandatory redemptions or repayments prior to the date that is 90 days after the Maturity Date except as a result of a customary change of control tender offer, (4) any such Indebtedness incurred pursuant to this clause (a)(iii)(C) has customary market terms as determined in good faith by the Company in its reasonable judgment and (5) any such Indebtedness incurred pursuant to this clause (a)(iii)(C) is incurred solely by the Company and is not Guaranteed by any Subsidiary;

(iv)    (A) Indebtedness of any Loan Party that is due and owing to the Company or any Subsidiary of the Company; provided that any such Indebtedness shall be unsecured and subordinated to the Obligations pursuant to the Subordinated Intercompany Note or (B) to the extent permitted by Section 6.09, Indebtedness of any Subsidiary that is not a Loan Party that is due and owing to the Company or any Subsidiary of the Company;

(v)    Indebtedness of any Subsidiary that is not a Loan Party that is due and owing to any other Subsidiary that is not a Loan Party;

(vi)    Indebtedness incurred to finance insurance premiums in the ordinary course of business in an aggregate principal amount not to exceed the amount of such insurance premiums;

(vii)    Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or change the priority or security (if any) with respect thereto; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (B) after giving effect to the incurrence of such Indebtedness, the Company shall be in pro forma compliance with each of the Financial Covenants and (C) the aggregate principal amount of Indebtedness permitted by this clause (a)(vii) shall not exceed $200,000,000 at any time outstanding;

(viii)    Guarantees permitted by Section 6.02; and

(ix)    Indebtedness solely in the form of letters of credit and/or letters of guaranty, including letters of credit and/or letters of guaranty issued for the benefit of counterparties under Hedging Agreements permitted pursuant to Section 6.05;

provided that, notwithstanding anything herein to the contrary, no Indebtedness permitted to be incurred and remain outstanding pursuant to the foregoing clauses (a)(i) through (ix) shall

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be permitted to be in the form of Guarantees (with any Indebtedness in the form a Guarantee being required to comply with the requirements set forth in Section 6.02).

(b)    From and after the Investment Grade Rating Date:

(i)    the Company will not, and will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness to the extent that as a result of such Indebtedness the Company would be, or could reasonably be expected to be, in breach of the covenant set forth in Section 6.14(b);

(ii)    the Company will not permit any Subsidiary to create, incur, assume or permit to exist, any Indebtedness, except:

(A)    Indebtedness of any Subsidiary that is due and owing to the Company or any Subsidiary of the Company;

(B)    Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or change the priority or security (if any) with respect thereto; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

(C)    Indebtedness solely in the form of letters of credit and/or letters of guaranty, in each case incurred in the ordinary course of business, including letters of credit and/or letters of guaranty issued for the benefit of counterparties under Hedging Agreements permitted pursuant to Section 6.05 and any Guaranties of such Indebtedness; and

(D)    other Indebtedness; provided that the sum, without duplication, of (1) the outstanding aggregate principal amount of all such Indebtedness, plus (2) the Attributable Debt under all Sale and Leaseback Transactions of the Company and its Subsidiaries, plus (3) the outstanding aggregate principal amount of all Indebtedness or other obligations secured by Liens permitted under Section 6.03(b)(v), shall not exceed 15% of Consolidated Net Tangible Assets at the time of creation, incurrence or assumption thereof.

(iii)    The Company will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction if, after giving effect to such Sale and Leaseback Transaction, the sum, without duplication, of (A) the aggregate amount of the Attributable Debt under all Sale and Leaseback Transactions of the Company and its Subsidiaries, plus (B) the outstanding aggregate principal amount of all Indebtedness permitted under Section 6.01(b)(ii)(D), plus (C) the outstanding aggregate principal amount of all Indebtedness or other obligations secured by Liens permitted under Section 6.03(b)(v), shall exceed 15% of Consolidated Net Tangible Assets at the time of consummation of such Sale and Leaseback Transaction.

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Section 6.02    Subsidiary Guarantees Prior to the Investment Grade Rating Date.  Prior to the Investment Grade Rating Date, the Company will not, at any time, permit any Subsidiary to Guarantee any Indebtedness or other obligations of any Person, except:

(a)    Guarantees by Subsidiaries constituting Obligations;

(b)    Performance guarantees in the ordinary course of business (excluding, for the avoidance of doubt, Guarantees of surety bonds or similar instruments or any other Indebtedness); and

(c)    Guarantees by Subsidiaries of any Indebtedness permitted pursuant to Section 6.01(a)(ix).

Section 6.03    Liens.  The Company will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)    Prior to the Investment Grade Rating Date:

(i)    Liens in favor of the Administrative Agent securing the Obligations described in clause (a) of the definition thereof;

(ii)    any Lien on any property or asset of the Company or any Subsidiary existing on the Effective Date and set forth in Schedule 6.03;  provided that (i) such Lien shall not apply to any other Property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii)    Permitted Encumbrances;

(iv)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(a)(vii), (ii) such Lien and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Lien shall not apply to any other property or assets of the Company or any Subsidiary;

(v)    Liens securing any Indebtedness that constitutes Project Financing;

(vi)    Liens securing Indebtedness permitted by Section 6.01(a)(ix);  provided that the aggregate principal amount of the Indebtedness secured thereby does not exceed $100,000,000 at any time; and

(vii)    other Liens securing Indebtedness or other obligations in an aggregate principal amount not exceeding $50,000,000 at any time.

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(b)    From and after the Investment Grade Rating Date, the Company will not, and will not permit any Subsidiary to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(i)    Liens in favor of the Administrative Agent securing the Obligations;

(ii)    any Lien on any property or asset of the Company or any Subsidiary existing on the Effective Date and set forth in Schedule 6.03;  provided that (i) such Lien shall not apply to any other Property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii)    Permitted Encumbrances;

(iv)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(b)(ii)(B), (ii) such Lien and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Lien shall not apply to any other property or assets of the Company or any Subsidiary; and

(v)    other Liens; provided that the sum, without duplication, of (1) the outstanding aggregate principal amount of all Indebtedness permitted under Section 6.01(b)(ii)(D), plus (2) the Attributable Debt under all Sale and Leaseback Transactions of the Company and its Subsidiaries, plus (3) the outstanding aggregate principal amount of all Indebtedness or other obligations secured by such Liens, shall not exceed 15% of Consolidated Net Tangible Assets at the time of creation, incurrence or assumption thereof.

Section 6.04    Fundamental Changes.  (a) The Company will not, and will not permit any other Borrower to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or consummate a Division as the Dividing Person, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing, any Person may merge into the Company in a transaction in which the Company is the surviving corporation.

(b)    Prior to the Investment Grade Rating Date, the Company will not permit any Material Subsidiary to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with any Material Subsidiary, or consummate a Division as the Dividing Person, or permit any Material Subsidiary to sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Material Subsidiaries (in each case, whether now

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owned or hereafter acquired), or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person (other than any Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that (A) if any Borrower (other than the Company) is a party to such transaction, such Borrower shall be the surviving entity and (B) if any Guarantor (other than a Borrower) is a party to such transaction, such Guarantor shall be the surviving entity, (ii) any such Subsidiary (other than a Borrower) may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary; provided that if such transferor is a Guarantor, the acquirer shall be a Loan Party; and (iii) any such Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that if such Subsidiary is a Guarantor, the assets shall be distributed to or otherwise received by a Loan Party.

(c)    The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(d)    No Borrower will reorganize or otherwise change its jurisdiction of organization or incorporation, or otherwise become organized or incorporated in any jurisdiction, other than in any State of the United States, or in the case of MOCL, any province of Canada or under the Canada Business Corporations Act.

Section 6.05    Hedging Agreements.  The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements that are entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, and not for speculative purposes; provided that the counterparty to each such Hedging Agreement shall, at the time such Hedging Agreement is entered into, be a Lender or an Affiliate of a Lender except where consented to by the Administrative Agent.

Section 6.06    Transactions with Affiliates.  The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate and (c) transactions pursuant to the Permitted JV Agreements.

Section 6.07    Restrictive Agreements; Subsidiary Distributions.  Until the Investment Grade Rating Date has occurred, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of

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the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by (A) law or by this Agreement, (B) the Permitted JV LLC Agreement in respect of the Permitted JV or Equity Interests in the Permitted JV or (C) the Permitted JV Contribution Agreement in respect of the Permitted JV or the “Assets” (as defined in the Permitted JV Contribution Agreement) and (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

Section 6.08    Restricted Payments.  The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)    any Wholly‑Owned Subsidiaries of the Company may declare and pay dividends and other distributions ratably with respect to their Equity Interests;

(b)    the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(c)    the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries;

(d)    the Permitted JV may declare and pay dividends or other distributions in accordance with the Permitted JV LLC Agreement and the Permitted JV Contribution Agreement (including any non-ratable distributions to the extent expressly provided therein);

(e)    prior to the Investment Grade Rating Date, the Company and any Subsidiary may make Restricted Payments so long as (i) both before and immediately after giving effect to any such Restricted Payment, (x) no Default has occurred and is continuing or would result therefrom and (y) the Company shall be in pro forma compliance with each of the Financial Covenants and (ii) the Administrative Agent shall have received a certificate of a Financial Officer of the Company, in form and substance satisfactory to the Administrative Agent, certifying as to each of the requirements set forth in this clause (d); and

(f)    from and after the Investment Grade Rating Date, the Company and any Subsidiary may make Restricted Payments so long as both before and immediately after giving effect to any such Restricted Payment, no Default has occurred and is continuing or would result therefrom.

Section 6.09    Investments Prior to the Investment Grade Rating Date.  Prior to the Investment Grade Rating Date, the Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investment in or to any Person, except:

(a)    (i) Investments made prior to the Effective Date in Subsidiaries in existence on the Effective Date and (ii) other Investments in existence on the Effective Date and

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described on Schedule 6.09 and any renewal or extension of any such Investments referred to in this clause (a)(ii), so long so long as such renewal or extension does not increase the amount of the Investment being renewed or extended (as determined as of such date of renewal or extension);

(b)    Investments made by any Borrower or any other Loan Party in any Person that, prior to such Investment, is a Loan Party;

(c)    Investments made by any Subsidiary that is not a Loan Party in the Company or any Subsidiary of the Company; provided that any such Investment that is the form of a loan or advance from a non-Loan Party to a Loan Party shall be unsecured and subordinated to the Obligations pursuant to the Subordinated Intercompany Note;

(d)    accounts receivable arising in the ordinary course of business, and Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers to the extent reasonably necessary in order to prevent or limit loss;

(e)    Permitted Investments;

(f)    Investments consisting of Hedging Agreements permitted under Section 6.05;

(g)    to the extent constituting Investments, Guarantees of Indebtedness permitted by Section 6.02;

(h)    Investments received in connection with a Disposition permitted by Section 6.11; and

(i)    Investments so long as (i) both before and immediately after giving effect to any such Investment, no Default has occurred and is continuing or would result therefrom, (ii) immediately before and after giving effect to such Investment, the Company shall be in pro forma compliance with each of the Financial Covenants and (iii) the Administrative Agent shall have received a certificate of a Financial Officer of the Company, in form and substance satisfactory to the Administrative Agent, certifying as to each of the requirements set forth in this clause (i); and

(j)    Investments in the Permitted JV (i) in existence on the Permitted JV Closing Date pursuant to the terms of the Permitted JV Contribution Agreement, the Permitted JV MEPU Conveyance and the Permitted JV Units Conveyance and (ii) made after the Permitted JV Closing Date pursuant to and in accordance with the Permitted JV LLC Agreement.

Section 6.10    Restricted Debt Payments Prior to the Investment Grade Rating Date.  Prior to the Investment Grade Rating Date, the Company will not, and will not permit any of its Subsidiaries to, voluntarily Redeem any Junior Indebtedness prior to its stated maturity, except the Company and any Subsidiary may Redeem Junior Indebtedness so long as (i) both before and immediately after giving effect to such Redemption, no Default has occurred and is continuing or would result therefrom, (ii) immediately before and after giving effect to such Redemption, the

Credit Agreement

Company shall be in pro forma compliance with each of the Financial Covenants and (iii) the Administrative Agent shall have received a certificate of a Financial Officer of the Company, in form and substance satisfactory to the Administrative Agent, certifying as to each of the requirements set forth in this clause (b).

Section 6.11    Asset Dispositions Prior to the Investment Grade Rating Date.  Prior to the Investment Grade Rating Date, the Company will not, and will not permit any of its Subsidiaries to, Dispose of any Property, except:

(a)    Dispositions of Surplus Inventory;

(b)    Dispositions of Hydrocarbons and seismic data in the ordinary course of business and consistent with past practices;

(c)    any Disposition of Property resulting from a Casualty Event;

(d)    Dispositions of accounts receivable in connection with the collection or compromise thereof (other than in connection with any financing transaction);

(e)    so long as such Disposition would not result in a violation of the limitations and agreements set forth in Section 6.04, additional Dispositions to any Person (other than the Company or any Affiliate thereof); provided that (i) both before and immediately after giving effect to such Disposition, no Default has occurred and is continuing or would result therefrom, (ii) after giving to such Disposition, the Company shall be pro forma compliance with each of the Financial Covenants, (iii) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the assets subject to such Disposition and (iv) the Administrative Agent shall have received, at least three Business Days prior to the consummation of such Disposition (or such shorter period as to which the Administrative Agent may agree), a certificate of a Financial Officer of the Company, in form and substance satisfactory to the Administrative Agent, certifying as to the matters set forth in this clause (f);

(f)    other Dispositions for fair market value in an aggregate amount since the Effective Date not to exceed $25,000,000 (determined at the time of any such Disposition); and

(g)    the Disposition of the “MEPU Assets”, the “Medusa Spar Units” and the “MEPU Cash Contribution” (as each such term is defined in the Permitted JV Contribution Agreement) by Expro-USA to the Permitted JV pursuant to and in accordance with the terms of the Permitted JV Contribution Agreement, and Dispositions of Property by the Permitted JV permitted to be made without “Mutual Consent of the Board” (as defined in the Permitted JV LLC Agreement) pursuant to Section 5.6(b) of the Permitted JV LLC Agreement;

provided that if after giving effect to any Disposition pursuant to Section 6.11(c) (to the extent the fair market value of the Property subject to the Casualty Event exceeds $25,000,000) or (e), the Consolidated Leverage Ratio exceeds 2.75 to 1.00 (calculated on  pro forma basis using (i) Consolidated Total Debt as of such day and (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended for which financial statements have been

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delivered pursuant to Section 5.01(a) or Section 5.01(b)), the Borrowers shall prepay the Loans to the extent required by Section 2.10(d).

Section 6.12    Termination or Modifications of the Effective Date Canam Intercompany Obligations Prior to the Investment Grade Rating Date.  Prior to the Investment Grade Rating Date, the Company will not, and will not permit any of its Subsidiaries to, (a) reduce, forgive, terminate, Dispose of, cancel or otherwise similarly modify, the Effective Date Canam Intercompany Obligations or (b) amend, modify, waive or otherwise change any term or condition relating to the Effective Date Canam Intercompany Obligation in any manner that is, or would be, taken as a whole, adverse to the interests of the Administrative Agent or any other Guaranteed Party.

Section 6.13    New Accounts Prior to the Investment Grade Rating Date.  Prior to the Investment Grade Rating Date, the Company will not, and will not permit any Subsidiary to, open or otherwise establish or maintain, or deposit, credit or otherwise transfer any Cash Receipts, securities, financial assets or any other property into, any Deposit Account, Securities Account or Commodity Account (other than any Excluded DDA) other than a Deposit Account, Securities Account or Commodity Account listed on Schedule 5.14, which is maintained with the Administrative Agent or a Lender or another financial institution reasonably acceptable to the Administrative Agent.

Section 6.14    Financial Covenants.

(a)    Prior to the Investment Grade Rating Date:

(i)    Consolidated Leverage Ratio.  The Company will not, as of the last day of any fiscal quarter of the Company, permit the Consolidated Leverage Ratio for the period of four consecutive fiscal quarters ending on such day, to exceed 4.00 to 1.00.

(ii)    Consolidated Interest Coverage Ratio.  The Company will not, as of the last day of any fiscal quarter of the Company, permit the Consolidated Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on such day, to be less than 2.50 to 1.00.

(b)    Ratio of Consolidated Recourse Debt to Adjusted Consolidated Capitalization.  From and after the Investment Grade Rating Date, the Company will not, as of the last day of any fiscal quarter of the Company, permit the ratio of (a) Consolidated Total Debt as of such day to (b) Consolidated Total Capitalization as of such day, to exceed 60%.

Section 6.15    Amendment to Permitted JV Agreements.  From and after the Permitted JV Closing Date, the Company will not, and will not permit any of its Subsidiaries to, amend, modify or supplement (or permit to be amended, modified or supplemented), or enter into any agreement that has the effect of amending, modifying or supplementing any Permitted JV Agreement in a manner that would be adverse to the Lenders in any material respect.

Section 6.16    Minimum Domestic Liquidity Prior to the Investment Grade Rating Date.  If on March 31, 2022, (i) the Investment Grade Rating Date has not occurred and (ii) the

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outstanding principal balance of the Company’s 4.00% Notes due 2022 and 3.70% Notes due 2022 exceeds $550,000,000 in the aggregate, then the Company shall maintain Domestic Liquidity of at least $550,000,000 at all times thereafter until such notes are redeemed in whole or the Investment Grade Rating Date occurs.

Article VII
Events of Default

Section 7.01    Events of Default.  If any of the following events (“Events of Default”) shall occur at any time on or after the Effective Date:

(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)    any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement (or any amendment or modification hereof or waiver or consent hereunder), in or in connection with any other Loan Document (or any amendment or modification thereof or waiver or consent thereunder) or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement (or any amendment or modification hereof or waiver or consent hereunder) or pursuant to or in connection with any other Loan Document (or any amendment or modification thereof or waiver or consent thereunder), shall, in any such case, prove to have been incorrect in any material respect when made or deemed made;

(d)    any Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to such Borrower’s existence), Section 5.09, Section 5.10,  Section 5.12,  Section 5.14,  Section 5.16,  Section 5.18 or Article VI;

(e)    any Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 7.01) or in any other Loan Document, and such failure shall continue unremedied for a period of ten days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)    the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

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(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)    the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Borrower or any Guarantor party thereto or shall be repudiated by any of them, or any Borrower or any Guarantor or any of their respective Affiliates shall so state in writing; or

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(n)    a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

Section 7.02    Remedies.

(a)    In the case of an Event of Default other than one described in Section 7.01(h) or Section 7.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.05(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower and each Guarantor; and in case of an Event of Default described in Section 7.01(h) or Section 7.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrowers and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.05(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and each Guarantor.

(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

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(c)    Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.19, be applied by the Administrative Agent as follows:

(i)    first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)    second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)    third, pro rata to payment of accrued interest on the Loans;

(iv)    fourth, pro rata to payment of (A) principal outstanding on the Loans, (B) reimbursement obligations in respect of Letters of Credit pursuant to Section 2.05(e) (and cash collateralization of LC Exposure hereunder) and (C) Guaranteed Cash Management Obligations owing to Guaranteed Cash Management Providers;

(v)    fifth, pro rata to Guaranteed Hedging Obligations owing to Guaranteed Hedging Parties;

(vi)    sixth, pro rata to any other Obligations; and

(vii)    seventh, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrowers or as otherwise required by any Governmental Requirement;

provided that, for the avoidance of doubt, Excluded Guaranteed Hedging Obligations with respect to any Subsidiary Guarantor shall not be paid with amounts received from such Subsidiary Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from the Borrowers and any other Guarantors to preserve the allocation to Obligations otherwise set forth above in this Section 7.02(c).

Article VIII
[Reserved]

Article IX
The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from,

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lend money to and generally engage in any kind of business with each Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.  In addition to and not in limitation of the foregoing, each Borrower and each Lender acknowledges that the Administrative Agent is or may be an agent, arranger and/or lender under other loans or other securities and waives any existing or future conflicts of interest associated with its role hereunder and in such other transactions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the

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preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while it was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under any agreement or instrument contemplated hereby, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to release any Guarantor from the Guaranty Agreement to which it is a party (i) pursuant to the terms thereof or (ii) with respect to any Subsidiary Guarantor at such time, on the Investment Grade Rating Date pursuant to Section 10.20.

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No Lead Arranger or Lender identified on the cover page of this Agreement (other than the Administrative Agent) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders in their capacity as such.  Without limiting the foregoing, no Lead Arranger or Lender identified on the cover page as a “syndication agent” or “co-documentation agent” (or any similar title) shall have or be deemed to have any fiduciary relationship with any Lead Arranger or any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on the Administrative Agent, any Lead Arranger or any other Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

Article X
Miscellaneous

Section 10.01    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)    if to a Borrower, to the Company at 300 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000, Attention of Treasurer (Telecopy No. (870) 864-6274);

(ii)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, 3rd Floor Newark, DE 19713, Attention of Loan and Agency Services Group (Telecopy No. (302) 634-3301); and

(iii)    if to JPMorgan Chase Bank, N.A., in its capacity as Issuing Bank, to it at JPMorgan Chase Bank, N.A., Letter of Credit Group, Global Trade Services, 10420 Highland Manor Dr., Tampa, Florida 33610, Attention of James Alonzo (Telecopy No. (813) 432-5161);

(iv)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopy shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable

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Lender.  The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)    Electronic Systems.

(i)    Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower or the other Loan Parties, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower or any other Loan Party pursuant to this Agreement, the other Loan Documents or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section 10.01, including through an Electronic System.

Section 10.02    Waivers; Amendments.  (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate

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as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)    Subject to Section 2.13(b) and Section 10.02(c), neither this Agreement nor any provision hereof nor any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Borrower and the Required Lenders or by each Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend Section 7.02(c) or Section 10.16 without the written consent of each Lender; provided that any waiver or amendment of Section 10.16, this proviso in this Section 10.02(b)(v),  Section 10.02(b)(vi) or Section 10.02(b)(viii), shall also require the written consent of each Guaranteed Hedging Party and each Guaranteed Cash Management Provider, (vi) modify the terms of Section 7.02(c) without the written consent of each Lender, Guaranteed Hedging Party and Guaranteed Cash Management Provider adversely affected thereby, or amend or otherwise change the definition of “Guaranteed Hedging Agreement,” “Guaranteed Hedging Obligations” or “Guaranteed Hedging Party,” without the written consent of each Guaranteed Hedging Party adversely affected thereby or the definition of “Guaranteed Cash Management Agreement,” “Guaranteed Cash Management Obligations” or “Guaranteed Cash Management Provider,” without the written consent of each Guaranteed Cash Management Provider adversely affected thereby), (vii) release any Guarantor from any Guaranty Agreement (except as set forth in such Guaranty Agreement or pursuant to Section 10.20) or limit its liability in respect thereof, without the written consent of each Lender or (viii) change any of the provisions of this Section 10.02 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided,  further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of

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the Administrative Agent or such Issuing Bank, as the case may be.  Notwithstanding the foregoing, any supplement to Schedule 3.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

(c)    if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Section 10.03    Expenses; Indemnity; Damage Waiver.  (a) Each Borrower is jointly and severally obligated to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Each Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether

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based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)    To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph (a) or (b) of this Section 10.03, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(d)    To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)    All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

Section 10.04    Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 10.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

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(A)    each Borrower; provided that each Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided,  further, that no consent of any Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment; and

(C)    each Issuing Bank.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), together with a processing and recordation fee of $3,500; and

(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 10.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

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“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Company or any of its Affiliates; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14,  Section 2.15,  Section 2.16,  Section 10.03 and Article IX).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.

(iv)    The Administrative Agent, acting for this purpose as a non‑fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register (which register may be in electronic form) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an

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agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d),  Section 2.05(e),  Section 2.06(b),  Section 2.17(d) or Section 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)    Any Lender may, without the consent of any Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14,  Section 2.15 and Section 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f), it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04;  provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section 10.04; and (B) shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.18(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrowers, maintain a register on which it enters the

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name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or an central bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05    Survival.  All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or a Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 2.14,  Section 2.15,  Section 2.16,  Section 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the

Credit Agreement

subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 10.07    Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08    Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09    Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)    Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for

Credit Agreement

recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c)    Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)    In furtherance of the foregoing, MOCL hereby irrevocably appoints the Company, with an office on the date hereof at the address specified in Section 10.01, as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to the Loan Documents in any of the courts in and of the State of New York.  Such service may be made by mailing or delivering a copy of such process to MOCL in care of the Company at the Company’s above address and MOCL hereby irrevocably authorizes and directs the Company to accept such service on its behalf and agrees that the failure of the Company to give any notice of any such service to MOCL shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.  If for any reason the Company shall cease to act as process agent, MOCL shall appoint forthwith, in the manner provided for herein, a single successor process agent qualified to act as an agent for service of process with respect to all courts in and of the State of New York and acceptable to the Administrative Agent.  Nothing in this paragraph shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or limit the right of the Administrative Agent or any Lender to bring any action or proceeding against MOCL or its property in the courts of other jurisdictions. To the extent that MOCL has or hereafter may acquire any right of immunity from jurisdiction of any court on the grounds of sovereignty or otherwise with respect to itself or its property, MOCL hereby irrevocably waives such immunity for itself and for its property in respect of all of its Obligations under the Loan Documents.

Section 10.10    Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this

Credit Agreement

Agreement or the Transactions contemplated hereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10.

Section 10.11    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12    Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority or self-regulatory body) such as the National Association of Insurance Commissioners, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers, or (i) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facility established hereby, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility established hereby or (iii) to any provider of credit insurance.  For the purposes of this Section 10.12, “Information” means all information received from any Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Banks or any Lender on a nonconfidential basis prior to disclosure by such Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from a Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same

Credit Agreement

degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13    Material Non-Public Information.

(a)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN Section 10.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO EACH BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.14    Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.15    USA Patriot Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Borrower and the Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower and the Guarantors, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower and the Guarantors in accordance with the Act.

Credit Agreement

Section 10.16    Hedging Agreements; Cash Management Agreements.

(a)    Except as provided in Section 10.02(b), no Guaranteed Hedging Provider or Guaranteed Cash Management Provider shall have any voting rights under any Loan Document as a result of the existence of any Guaranteed Hedging Obligation or Guaranteed Cash Management Obligation owed to it.

(b)    If any Lender determines, acting reasonably, that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from a Lien over real property pursuant to any law of the United States or any State thereof, such Lender may notify the Administrative Agent and disclaim any benefit of such Lien to the extent of such illegality; provided, that such determination or disclaimer by such Lender shall not invalidate or render unenforceable such Lien for the benefit of any other Lender.

Section 10.17    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.18    No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, and acknowledge its Subsidiaries’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship (except solely with respect to the Administrative Agent or the applicable Lender maintaining a Register or Participant Register, as applicable, as expressly provided in

Credit Agreement

Section 10.04) between the Borrowers and the Subsidiaries, on the one hand, and the Administrative Agent or any Lender, on the other hand, is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrowers and the Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (iii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of the Subsidiaries, or any other Person; (ii) neither the Administrative Agent nor the Lenders has any obligation to the Borrowers or any of the Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers and the Subsidiaries, and neither the Administrative Agent nor the Lenders has any obligation to disclose any of such interests to the Borrowers or the Subsidiaries. To the fullest extent permitted by Law, the Borrowers hereby waive and release any claims that they may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.19    Currency Conversion; Judgment Currency.

(a)    Notwithstanding anything to the contrary contained herein, if any payment of any obligation shall be made in a currency other than the currency required hereunder, such amount shall be converted into the currency required hereunder at the rate determined by the Administrative Agent, as the rate quoted by it in accordance with methods customarily used by the Administrative Agent for such or similar purposes as the spot rate for the purchase by the Administrative Agent of the required currency with the currency of actual payment through its principal foreign exchange trading office at approximately 11:00 a.m. (local time at such office) two Business Days prior to the effective date of such conversion; provided that the Administrative Agent may obtain such spot rate from another financial institution actively engaged in foreign currency exchange if the Administrative Agent does not then have a spot rate for the required currency.

(b)    The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase dollars with the Judgment Currency; and if the amount of dollars so purchased is less than the sum

Credit Agreement

originally due to the Applicable Creditor in dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency.  The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 10.20    Release of Guarantees.  On the Investment Grade Rating Date, so long as no Default has occurred and is continuing, then, promptly following the Company’s written request therefor, the Administrative Agent shall execute a release of each Subsidiary Guarantor from its surety and guarantee liabilities and obligations as a Guarantor under the Guaranty Agreement (and each such Person shall cease to constitute a “Guarantor” thereunder and hereunder), other than those obligations which are expressly stated to survive termination of the Guaranty Agreement.  For the avoidance of doubt, any such release shall in no way impair or affect the liabilities and obligations of the Company (including in its capacity as a Guarantor) under the Credit Agreement and the other Loan Documents, or any other Borrower under the Credit Agreement and the other Loan Documents (other than the Guaranty Agreement), all of which liabilities and obligations shall continue in full force and effect on and after the Investment Grade Rating Date.

[SIGNATURE PAGES BEGIN NEXT PAGE]

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MURPHY OIL CORPORATION

By:	/s/ John B. Gardner
Name:	John B. Gardner
Title:	Vice President and Treasurer

MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL

By:	/s/ John B. Gardner
Name:	John B. Gardner
Title:	Vice President and Treasurer

MURPHY OIL COMPANY LTD.

By:	/s/ John B. Gardner
Name:	John B. Gardner
Title:	Vice President and Treasurer

Signature Page

Credit Agreement

Administrative Agent, Issuing Bank, & Lender:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Jeffery C. Miller
	Name:	Jeffery C. Miller
	Title:	Executive Director

Signature Page

Credit Agreement

Syndication Agent, Issuing Bank, & Lender:	BANK OF AMERICA, N.A.

	By:	/s/ Pace Doherty
	Name:	Pace Doherty
	Title:	Vice President

Signature Page

Credit Agreement

Co-Documentation Agent, Issuing Bank, & Lender:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Borden Tennant
	Name:	Borden Tennant
	Title:	Vice President

Signature Page

Credit Agreement

Lender:	DNB CAPITAL LLC

	By:	/s/ James Grubb
	Name:	James Grubb
	Title:	Vice President

	By:	/s/ Robert Dupree
	Name:	Robert Dupree
	Title:	Senior Vice President

Co-Documentation Agent and Issuing Bank:	DNB BANK ASA, NEW YORK BRANCH

	By:	/s/ Evan W. Uhlick
	Name:	Evan W. Uhlick
	Title:	Senior Vice President

	By:	/s/ Philip F. Kurpiewski
	Name:	Philip F. Kurpiewski
	Title:	Senior Vice President

Signature Page

Credit Agreement

Co-Documentation Agent, Issuing Bank & Lender:	MUFG BANK, LTD.

	By:	Stephen W. Warfel
	Name:	Stephen W. Warfel
	Title:	Managing Director

Signature Page

Credit Agreement

Co-Documentation Agent, Issuing Bank & Lender:	THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

	By:	/s/ Donovan Crandall
	Name:	Donovan Crandall
	Title:	Managing Director

Signature Page

Credit Agreement

Co-Documentation Agent, Issuing Bank & Lender:	REGIONS BANK

	By:	/s/ Kelly L. Elmore III
	Name:	Kelly L. Elmore III
	Title:	Managing Director

Signature Page

Credit Agreement

Lender:	EXPORT DEVELOPMENT CANADA

	By:	/s/ Trevor Mulligan
	Name:	Trevor Mulligan
	Title:	Financing Manager

	By:	/s/ Michael Lambe
	Name:	Michael Lambe
	Title:	Financing Manager

Signature Page

Credit Agreement

Lender:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Christopher Kuna
	Name:	Christopher Kuna
	Title:	Director

Signature Page

Credit Agreement

Lender:	BMO HARRIS BANK N.A.

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Managing Director

Signature Page

Credit Agreement

Lender:	HSBC BANK USA, N.A.

	By:	/s/ John Robinson
	Name:	John Robinson
	Title:	Managing Director

Signature Page

Credit Agreement

c
Lender:	SUMITOMO MITSUI BANKING CORPORATION

	By:	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

Signature Page

Credit Agreement

Lender:	BANCORPSOUTH BANK

	By:	/s/ Ronald L. Hendrix
	Name:	Ronald L. Hendrix
	Title:	Executive Vice President

Signature Page

Credit Agreement

Lender:	HANCOCK WHITNEY BANK

	By:	/s/ Nancy Moragas
	Name:	Nancy Moragas
	Title:	Senior Vice President

Signature Page

Credit Agreement

Lender:	STANDARD CHARTERED BANK

	By:	/s/ Daniel Mattern
	Name:	Daniel Mattern
	Title:	Associate Director

Signature Page

Credit Agreement

Lender:	SOCIETE GENERALE

	By:	/s/ Diego Medina
	Name:	Diego Medina
	Title:	Director

Signature Page

Credit Agreement

Lender:	SIMMONS BANK

	By:	/s/ Robert L. Robinson, IV
	Name:	Robert L. Robinson, IV
	Title:	Community President

Signature Page

Credit Agreement

Schedule 2.01

to Credit Agreement

COMMITMENTS

Lender	Amount of Commitment	Percentage of Commitment
JPMorgan Chase Bank, N.A.	$130,000,000.00	8.125000000%
Bank of America, N.A.	$130,000,000.00	8.125000000%
Wells Fargo Bank, National Association	$130,000,000.00	8.125000000%
DNB Capital LLC	$130,000,000.00	8.125000000%
MUFG Bank, Ltd.	$130,000,000.00	8.125000000%
The Bank of Nova Scotia	$130,000,000.00	8.125000000%
Regions Bank	$130,000,000.00	8.125000000%
Export Development Canada	$100,000,000.00	6.250000000%
Capital One, National Association	$100,000,000.00	6.250000000%
BMO Harris Bank N.A.	$100,000,000.00	6.250000000%
HSBC Bank USA, N.A.	$70,000,000.00	4.375000000%
Sumitomo Mitsui Banking Corporation	$70,000,000.00	4.375000000%
BancorpSouth Bank	$65,000,000.00	4.062500000%
Hancock Whitney Bank	$50,000,000.00	3.125000000%
Standard Chartered Bank	$50,000,000.00	3.125000000%
Societe Generale	$50,000,000.00	3.125000000%
Simmons Bank	$35,000,000.00	2.187500000%
Total:	$1,600,000,000	100.000000000%

Schedule 2.05
to Credit Agreement

EXISTING LETTERS OF CREDIT

Alias	Pricing Option	Facility/Borrowers	Current Amount	Original Amount	CCY	Effective Date	Adjusted Expiry
BOA 68134815	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	0	12,850.00	USD	16-Aug-17	30-Oct-18
GT110035/17	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	0	2,975,609.76	USD	5-Oct-17	20-Nov-18
GT110121/18	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	632,511.07	632,511.07	USD	13-Mar-18	12-Jun-19
GT110129/18	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	126,502.00	126,502.00	USD	13-Mar-18	12-Jun-19
GT110130/18	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	126,502.00	126,502.00	USD	3-Apr-18	2-Jul-19
GT110136/18	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	5,060.00	5,060.00	USD	6-Jun-18	7-Mar-19
TFTS-952327	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	669,200.00	631,911.53	USD	22-Mar-17	19-May-19
OSB48621GWS CAD	Standby Letter of Credit	R/C COMM / MURPHY OIL COMPANY LTD.	14,477,296.79	14,181,238.78	USD	20-Jun-18	19-Jun-19
BOA 68133139	Standby Letter of Credit	R/C COMM / MURPHY OIL CORP	2,575,000.00	2,900,000.00	USD	24-May-17	24-May-19
IS0010871	Standby Letter of Credit	R/C COMM / MURPHY OIL CORP	102,071.00	102,071.00	USD	1-Feb-17	3-Feb-20
OSB31299GWS CAD	Standby Letter of Credit	R/C COMM / MURPHY OIL CORP	1,151,277.92	1,119,778.50	USD	9-Nov-16	18-Oct-19
OSB46464GWS CAD	Standby Letter of Credit	R/C COMM / MURPHY OIL CORP	381,303.25	387,852.29	USD	5-Apr-18	31-Dec-19
GT110153/18	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	4,843.79	4,843.79	USD	25-Sep-18	24-Sep-19
GT110154/18	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	4,843.79	4,843.79	USD	25-Sep-18	24-Sep-19
GT110155/18	Standby Letter of Credit	R/C COMM / MURPHY EXPLOR & PROD CO - INT	4,843,787.84	4,843,787.84	USD	25-Sep-18	24-Sep-19

2

Schedule 3.14
to Credit Agreement

SUBSIDIARIES

Name of Subsidiary	Type of Entity	Jurisdiction	Principal Place of Business	Chief Executive Office	Equity Interests Issued	Material Subsidiary	Guarantor/Required Subsidiary Guarantor	Excluded Canam Entity
Arkansas Oil Company	Corporation[1]	Delaware	Arkansas	El Dorado	100 % Common Stock[2]	No	No	No
Caledonia Land Company	Corporation	Delaware	Arkansas	El Dorado	100 % Common Stock	No	No	No
El Dorado Engineering Inc.	Corporation	Delaware	Arkansas	El Dorado	100 % Common Stock	No	No	No
El Dorado Contractors	Corporation	Delaware	Arkansas	El Dorado	100 % Common Stock	No	No	No
Marine Land Company	Corporation	Delaware	Arkansas	El Dorado	100 % Common Stock	No	No	No
Murphy Eastern Oil Company	Corporation	Delaware	Inactive	El Dorado	100 % Common Stock	No	No	No
Murphy Exploration & Production Company	Corporation	Delaware	Holding Company	Houston	100 % Common Stock	Yes	Guarantor	No

________________________

1 All Subsidiaries are “C” corporations or the equivalent in other jurisdictions.

2 All Subsidiaries have issued common stock. There are no other classes of equity except see notes below pertaining to certain Australian entities.

3

Name of Subsidiary	Type of Entity	Jurisdiction	Principal Place of Business	Chief Executive Office	Equity Interests Issued	Material Subsidiary	Guarantor/Required Subsidiary Guarantor	Excluded Canam Entity
Mentor Holding Corporation	Corporation	Delaware	Inactive	El Dorado	100 % Common Stock	No	No	No
Mentor Excess and Surplus Lines Insurance Company	Corporation	Delaware	Inactive	El Dorado	100 % Common Stock	No	No	No
MIRC Corporation	Corporation	Louisiana	Inactive	El Dorado	100 % Common Stock	No	No	No
Murphy Building Corporation	Corporation	Delaware	Arkansas	El Dorado	100 % Common Stock	No	No	No
Murphy Exploration & Production Company – International	Corporation	Delaware	Worldwide	Houston	100 % Common Stock	Yes	Guarantor	No
Canam Offshore Limited	Corporation	Bahamas	Holding Company	Nassau	100 % Common Stock	Yes	No	Yes
Canam Brunei Oil Ltd.	Corporation	Bahamas	Brunei	Kuala Lumpur	100 % Common Stock	No	No	Yes
Murphy Peninsular Malaysia Oil Co., Ltd.	Corporation	Bahamas	Malaysia	Kuala Lumpur	100 % Common Stock	No	No	Yes
Murphy Sabah Oil Co., Ltd.	Corporation	Bahamas	Malaysia	Kuala Lumpur	100 % Common Stock	No	No	Yes
Murphy Sarawak Oil Co., Ltd.	Corporation	Bahamas	Malaysia	Kuala Lumpur	100 % Common Stock	No	No	Yes

4

Name of Subsidiary	Type of Entity	Jurisdiction	Principal Place of Business	Chief Executive Office	Equity Interests Issued	Material Subsidiary	Guarantor/Required Subsidiary Guarantor	Excluded Canam Entity
El Dorado Exploration, S.A.	Corporation	Delaware	Inactive	N/A	100 % Common Stock	No	No	No
Murphy Asia Oil Co., Ltd.	Corporation	Bahamas	SE Asia	Kuala Lumpur	100 % Common Stock	No	No	No
Murphy Australia Holdings Pty. Ltd	Corporation	Western Australia	Australia	Perth	100% Preferred[3]	No	No	No
Murphy Australia AC/P 57 Oil Pty. Ltd.	Corporation	Western Australia	Australia	Perth	100 % Common Stock	No	No	No
Murphy Australia AC/P 58 Oil Pty. Ltd.	Corporation	Western Australia	Australia	Perth	100 % Common Stock	No	No	No
Murphy Australia EPP43 Oil Pty. Ltd.	Corporation	Western Australia	Australia	Perth	100 % Common Stock	No	No	No
Murphy Australia NT/P80 Oil Pty. Ltd	Corporation	Western Australia	Australia	Perth	100 % Common Stock	No	No	No
Murphy Australia Oil Pty. Ltd	Corporation	Western Australia	Australia	Perth	100% Preferred[4]	No	No	No
Murphy Australia AC/P 36 Oil Pty. Limited	Corporation	Western Australia	Australia	Perth	100 % Common Stock	No	No	No

________________________

3 Redeemable preferred shares issued which are treated as common shares for U.S. purposes.

4 See note no. 3 above.

5

Name of Subsidiary	Type of Entity	Jurisdiction	Principal Place of Business	Chief Executive Office	Equity Interests Issued	Material Subsidiary	Guarantor/Required Subsidiary Guarantor	Excluded Canam Entity
Murphy Australia WA-408-P Oil Pty. Ltd.	Corporation	Western Australia	Australia	Perth	100% Preferred[5]	No	No	No
Murphy Australia WA-423-P Oil Pty. Ltd.	Corporation	Western Australia	Australia	Perth	100 % Common Stock	No	No	No
Murphy Australia WA-476-P Oil Pty. Ltd.	Corporation	Western Australia	Australia	Perth	100 % Common Stock	No	No	No
Murphy Australia WA-481-P Oil Pty. Ltd.	Corporation	Western Australia	Australia	Perth	100% Preferred[6]	No	No	No
Murphy Australia AC/P 59 Oil Pty. Ltd.	Corporation	Western Australia	Australia	Perth	100 % Common Stock	No	No	No
Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda.	Corporation	Brazil	Brazil	N/A7	100 % Common Stock	No	No	No
Murphy Cameroon Elombo Oil Co., Ltd.	Corporation	Bahamas	Cameroon[8]		100 % Common Stock	No	No	No
Murphy Cuu Long Bac Oil Co., Ltd.	Corporation	Bahamas	Vietnam	Ho Chi Minh City	100 % Common Stock	No	No	No

________________________

5 See note no. 3 above.

6 See note no. 3 above.

7 No office has been established.

8 Murphy has exited Cameroon.

6

Name of Subsidiary	Type of Entity	Jurisdiction	Principal Place of Business	Chief Executive Office	Equity Interests Issued	Material Subsidiary	Guarantor/Required Subsidiary Guarantor	Excluded Canam Entity
Murphy Dai Nam Oil Co., Ltd.	Corporation	Bahamas	Vietnam	Ho Chi Minh City	100 % Common Stock	No	No	No
Murphy Equatorial Guinea Oil Co., Ltd.	Corporation	Bahamas	Equatorial Guinea[9]	N/A	100 % Common Stock	No	No	No
Murphy Exploration (Alaska), Inc.	Corporation	Delaware	Alaska	Houston	100 % Common Stock	No	No	No
Murphy International Marketing & Trading Company	Corporation	Delaware	Worldwide	Houston	100 % Common Stock	No	No	No
Murphy Italy Oil Company	Corporation	Delaware	Inactive	Houston	100 % Common Stock	No	No	No
Murphy Luderitz Oil Co., Ltd.	Corporation	Bahamas	Namibia	Windhoek	100 % Common Stock	No	No	No
Murphy Nha Trang Oil Co., Ltd.	Corporation	Bahamas	Vietnam	Ho Chi Minh City	100 % Common Stock	No	No	No
Murphy Overseas Ventures Inc.	Corporation	Delaware	Worldwide	Houston	100 % Common Stock	No	No	No

________________________

9 Murphy has exited Equatorial Guinea.

7

Name of Subsidiary	Type of Entity	Jurisdiction	Principal Place of Business	Chief Executive Office	Equity Interests Issued	Material Subsidiary	Guarantor/Required Subsidiary Guarantor	Excluded Canam Entity
Murphy Phuong Nam Oil Co., Ltd.	Corporation	Bahamas	Vietnam	Ho Chi Minh City	100 % Common Stock	No	No	No
Murphy Semai IV Ltd.	Corporation	Bahamas	Indonesia[10]	N/A	100 % Common Stock	No	No	No
Murphy Semai Oil Co., Ltd. Note: Name changed to Murphy Cuu Long Tay Oil Co., Ltd.	Corporation	Bahamas	Vietnam	Ho Chi Minh City	100 % Common Stock	No	No	Yes[11]
Murphy Somali Oil Company	Corporation	Delaware	Somalia[12]	N/A	100 % Common Stock	No	No	No
Murphy South Barito, Ltd.	Corporation	Bahamas	Indonesia	N/A	100 % Common Stock	No	No	No
Murphy Spain Oil Company	Corporation	Delaware	Spain	Madrid[13]	100 % Common Stock	No	No	No
Murphy West Africa, Ltd.	Corporation	Bahamas	Republic of Congo[14]	N/A	100 % Common Stock	No	No	No

________________________

10 Murphy has exited Indonesia.

11 Moved under Canam Offshore Ltd. effective June 2016 for Vietnam operations.

12 No activity.

13 Branch office in process of winding down.

14 Murphy has exited Congo.

8

Name of Subsidiary	Type of Entity	Jurisdiction	Principal Place of Business	Chief Executive Office	Equity Interests Issued	Material Subsidiary	Guarantor/Required Subsidiary Guarantor	Excluded Canam Entity
Murphy Wokam Oil Company, Ltd.	Corporation	Bahamas	Indonesia	N/A	100 % Common Stock	No	No	No
Murphy Worldwide, Inc.	Corporation	Delaware	Worldwide	Houston	100 % Common Stock	No	No	No
Ocean Exploration Company	Corporation	Delaware	Holding Company	Houston	100 % Common Stock	No	No	No
Odeco Italy Oil Company	Corporation	Delaware	Inactive	N/A	100 % Common Stock	No	No	No
Murphy Offshore Oil Co. Ltd.	Corporation	Bahamas	Worldwide	Nassau	100 % Common Stock	No	No	No
Murphy Netherlands Holdings B.V.	Corporation	Netherlands	Netherlands	N/A15	100 % Common Stock	No	No	No
Murphy Netherlands Holdings II B.V.	Corporation	Netherlands	Netherlands	N/A	100 % Common Stock	No	No	No
Murphy Sur, S. de R. L. de C.V.	Corporation	Mexico	Mexico	N/A16	100 % Common Stock	No	No	No
Murphy Exploration & Production Company – USA	Corporation	Delaware	United States	Houston	100 % Common Stock	Yes	Guarantor	No

_____________________________

15 No offices have been established in the Netherlands.

16 No offices have been established in the Netherlands.

9

Name of Subsidiary	Type of Entity	Jurisdiction	Principal Place of Business	Chief Executive Office	Equity Interests Issued	Material Subsidiary	Guarantor/Required Subsidiary Guarantor	Excluded Canam Entity
Murphy Crude Oil Marketing, Inc.	Corporation	Delaware	United States	Houston	100 % Common Stock	No	No	No
Murphy Gas Gathering Inc.	Corporation	Delaware	United States	Houston	100 % Common Stock	No	No	No
Murphy Oil Company Ltd.	Corporation	Canada	Canada	Calgary	100 % Common Stock	Yes	No	No
Murphy Canada Exploration Company	Corporation	Nova Scotia	Canada	Calgary	100 % Common Stock	No	No	No
Murphy Canada Holding ULC	Corporation	Alberta	Canada	Calgary	100 % Common Stock	No	No	No
Murphy Canada, Ltd.	Corporation	Canada	Canada	Calgary	100 % Common Stock	No	No	No
Murphy Finance Company	Corporation	Nova Scotia	N/A17	N/A	100 % Common Stock	No	No	No
Murphy Realty Inc.	Corporation	Delaware	Arkansas	El Dorado	100 % Common Stock	No	No	No
New Murphy Oil (UK)Corporation	Corporation	Delaware	Holding Company	El Dorado	100 % Common Stock	No	No	No

_____________________________

17 Inactive.

10

Name of Subsidiary	Type of Entity	Jurisdiction	Principal Place of Business	Chief Executive Office	Equity Interests Issued	Material Subsidiary	Guarantor/Required Subsidiary Guarantor	Excluded Canam Entity
Murphy Petroleum Limited	Corporation	England	U.K.	N/A18	100 % Common Stock	No	No	No
Alnery No. 166 Ltd.	Corporation	England	U.K.	N/A	100 % Common Stock	No	No	No
Murphy Retail Acquisition Limited	Corporation	England	U.K.	N/A	100 % Common Stock	No	No	No
Murco Petroleum Limited	Corporation	England	U.K.	N/A	100 % Common Stock	No	No	No
European Petroleum Distributors Ltd.	Corporation	England	U.K.	N/A	100 % Common Stock	No	No	No

________________________

18 Murphy no longer has continuing operations in the U.K.

11

Schedule 5.14
to Credit Agreement

ACCOUNTS

Account	Financial Institution or Intermediary	Account Number	Account Type	Excluded DDA (Y/N)
Murphy Oil Corporation - General (Wires)	Bank of America, N. A., New York, NY	USD A/C # 004451259985	Depository Account	Y
Murphy Oil Corporation - CDA (ACH/Check)	Bank of America, N. A., New York, NY	USD A/C # 003359985473	Depository Account	Y
Murphy Oil Corporation - Lease Rental	Bank of America, N. A., New York, NY	USD A/C # 003359985481	Depository Account	Y
Murphy Exploration & Production Company	Bank of America, N. A., New York, NY	USD A/C # 004451259862	Depository Account	Y
Canam Offshore Limited	Bank of America, N. A., New York, NY	USD A/C # 004451259859	Depository Account	Y
Murphy Oil Corporation	BancorpSouth, El Dorado, AR	USD A/C # 6400074412/ 6400074404	Marine Land Co/ Caledonia Land Co	N
Murphy Brazil Exploracao E. Producao De Petroleo E Gas	Banco J P Morgan S. A.	BRL A/C #01.102947-7	Depository Account	N
Murphy Brasil Exploracao E. Producao De Petroleo E Gas Ltda.	Bank of America, Sao Paulo, Brazil	BRL A/C #11057015	Depository Account	N
Canam Brunei Oil Ltd.	Bank of America, Malaysia Berhad	USD A/C # 0076953752	Depository Account	N
Murphy Oil Corporation	Capital One Bank N. A.	USD A/C # 4670140461	Money Market Cash Account	N

12

Account	Financial Institution or Intermediary	Account Number	Account Type	Excluded DDA (Y/N)
Murphy Oil Corporation	J. P. Morgan Chase Bank, New York, New York	USD A/C # 325-008361	Depository Account	N
New Murphy Oil (UK) Corporation	Bank of America, N. A., New York, NY	USD A/C # 004451259901	Depository Account	Y
Murphy Sur S de RL de CV	Bank of America Mexico, S. A., Mexico	USD A/C# 14633028	Depository Account	N
Murphy Sur S de RL de CV	Bank of America Mexico, S. A., Mexico	MXN A/C# 14633010	Depository Account	N
Murphy Sur S de RL de CV	J. P. Morgan Chase Bank, New York, New York	USD A/C # 780180639	Depository Account	N
Murphy Oil Corporation	Whitney Bank	USD A/C # 60071102	Depository Account	N
Murphy Sur S de RL de CV	Banco J P Morgan S. A.	MXN A/C # 77644593	Depository Account	N
Murphy Netherlands Holdings BV	Bank of America Merrill Lynch Intl Ltd., Amsterdam	USD A/C # 20451013	Depository Account	N
Murphy Netherlands Holdings II BV	Bank of America Merrill Lynch Intl Ltd., Amsterdam	USD A/C # 20452011	Depository Account	N
Murphy Netherlands Holdings BV	J. P. Morgan Chase Bank, Amsterdam	USD A/C # NL68CHAS0626000578	Depository Account	N
Murphy Netherlands Holdings II BV	J. P. Morgan Chase Bank, Amsterdam	USD A/C # NL71CHAS0626000330	Depository Account	N
Murphy Nha Trang Oil Co., Ltd.	J. P. Morgan Chase Bank	USD A/C # 0076958206	Depository Account	N

13

Account	Financial Institution or Intermediary	Account Number	Account Type	Excluded DDA (Y/N)
	Ho Chi Minh Branch, Vietnam	VND A/C # 0076958205
Murphy Phuong Nam Oil Co., Ltd.	J. P. Morgan Chase Bank	USD A/C # 0076958246	Depository Account	N
	Ho Chi Minh Branch, Vietnam	VND A/C # 0076958245
Murphy Cuu Long Bac Oil Co., Ltd.	J. P. Morgan Chase Bank	USD A/C # 0076958288	Depository Account	N
	Ho Chi Minh Branch, Vietnam	VND A/C # 0076958301
Murphy Sarawak Oil Co., Ltd	J. P. Morgan Chase Bank Berhad	USD A/C # 0076953295	Depository Account	N
	Kuala Lumpur, Malaysia	MYR A/C # 0076953294
USD A/C # 0076953458
Murphy Sarawak Oil Co., Ltd	J.P. Morgan Chase Bank Berhad Kuala Lumpur, Malaysia	USD A/C # 0076953492	Payroll Account	N
Murphy Sarawak Oil Co., Ltd	J.P. Morgan Chase Bank Berhad Kuala Lumpur, Malaysia	USD A/C # 0076953669	Depository Account	N
Murphy Sarawak Oil Co., Ltd	J. P. Morgan Chase, Labuan Branch Labuan, Malaysia	Master USD A/C # 3440000137	Depository Account	N
Murphy Sabah Oil Co., Ltd	Bank of America N. A., New York, NY	USD A/C # 004451259875	Depository Account	Y

14

Account	Financial Institution or Intermediary	Account Number	Account Type	Excluded DDA (Y/N)
Murphy Sabah Oil Co., Ltd	J. P. Morgan Chase Bank Berhad	USD A/C # 0076953293	Depository Account	N
	Kuala Lumpur, Malaysia	MYR A/C # 0076953292
USD A/C # 0076953457
Murphy Sabah Oil Co., Ltd	J. P. Morgan Chase Bank Berhad Kuala Lumpur, Malaysia	MYR A/C # 0076953570	Depository Account	N
Murphy Sarawak Oil Co., Ltd	J. P. Morgan Chase Bank Berhad Kuala Lumpur, Malaysia	MYR A/C # 0076953569	Depository Account	N
Murphy Sabah Oil Co., Ltd	Standard Chartered Bank Malaysia Berhad	MYR A/C # 312193490119	Depository Account	N
Murphy Sarawak Oil Co., Ltd	Standard Chartered Bank Malaysia Berhad	MYR A/C # 312193489870	Depository Account	N
Murphy Oil Corporation	Bank of Tokyo-Mitsubishi UFJ, Ltd.	USD A/C # 820000973	Depository Account	Y

15

Account	Financial Institution or Intermediary	Account Number	Account Type	Excluded DDA (Y/N)
Murphy Oil Corporation	J. P. Morgan Chase Bank, New York, NY	USD A/C # 5029438	Money Market Cash Account	N
Murphy Oil Corporation	Wells Fargo Bank	USD A/C # 793-3000992336	Money Market Cash Account	N
Murphy Oil Corporation	Bank of America, New York, NY	USD A/C # 5S4-04P36-1-7 EJE	Money Market Cash Account	N
Murphy Sabah Oil Co. Ltd.	J. P. Morgan Chase Bank, New York, NY	USD A/C # ILF0004459	Money Market Cash Account	N
Murphy Sabah Oil Co. Ltd.	Wells Fargo Bank, New York, NY	USD A/C # 3722-3000992404	Money Market Cash Account	N
Murphy Australia Oil Pty. Ltd.	J. P. Morgan Chase Bank, Sydney, Australia	AUD A/C # 083602700	Depository Account	N
USD A/C # 0083602735
Murphy Australia Holdings Pty Ltd.	J. P. Morgan Chase Bank, Sydney, Australia	USD A/C # 0083602671	Depository Account	N
Murphy Australia EPP43 Oil Pty Ltd.	J. P. Morgan Chase Bank, Sydney, Australia	USD A/C # 0083602794	Depository Account	N
Murphy Australia AC/P57 Oil Pty Ltd.	J. P. Morgan Chase Bank, Sydney, Australia	USD A/C # 0083602874	Depository Account	N
Murphy Australia AC/P58 Oil Pty Ltd.	J. P. Morgan Chase Bank, Sydney, Australia	USD A/C # 0083602882	Depository Account	N
Murphy Australia AC/P59 Oil Pty Ltd.	J. P. Morgan Chase Bank, Sydney, Australia	USD A/C # 0083602890	Depository Account	N

16

Account	Financial Institution or Intermediary	Account Number	Account Type	Excluded DDA (Y/N)
Murphy Petroleum Ltd.	Bank of America NA London, UK	GBP A/C # 80451017	Depository Account	N
USD A/C # 80451025
MURCO Petroleum Ltd.	Bank of America NA London, UK	GBP A/C # 80449020 USD A/C # 80449012	Depository Account	N
Murphy Eastern Oil Company	Bank of America NA, London, UK	USD A/C # 80450019	Depository Account	N
MURCO Petroleum Ltd.	JP Morgan Chase Bank NA London, UK	USD A/C # 20543702	Depository Account	N
MURCO Petroleum Ltd.	National Westminster Bank	GBP A/C # 04426886	Depository Account	N
GBP A/C # 20579381
Murphy Oil Corporation	MUFG / Union Bank	General USD A/C # 0021420914	Depository Account	N
Murphy Oil Corporation	MUFG / Union Bank	Controlled Disb USD A/C # 9081002454	Controlled Disbursement Account	N
Murphy Spain Oil Company	Bank of America Merrill Lynch Intl Ltd.	EUR A/C # ES79 1485 0001 0900 3663 1014	Depository Account	N
Murphy Exploration & Production Company – USA/Y Bar Ranch Ltd.	JP Morgan Chase Bank, N.A.	USD A/C # 528207496	Escrow Account	Y
Murphy Oil Corporation	Scotiabank, Ontario, Canada	CDN A/C # 129890008818	Depository Account	N
Murphy Oil Company Ltd.	Scotiabank, Ontario, Canada	CDN A/C # 10009 0439118	Depository Account	N
USD A/C # 129898926913
Murphy Oil Company Ltd.	Scotiabank, Ontario, Canada	CDN A/C # 129890007013	Pool Accounts	N

17

Account	Financial Institution or Intermediary	Account Number	Account Type	Excluded DDA (Y/N)
USD A/C # 129890349518
Murphy Canada Ltd.	Scotiabank, Ontario, Canada	CDN A/C # 12989 0003816 USD A/C # 12989 0350311	Depository Account	N
Murphy Oil Canada	Scotiabank, Ontario, Canada	CDN A/C # 12989 0005010	Depository Account	N
Murphy Oil Company Ltd.	CIBC	CDN A/C # 00009-5814812 (Terra Nova)	Depository Account	N
USD A/C # 00009-0274216 (Terra Nova)
Murphy Oil Company Ltd.	CIBC	CDN A/C # 894-18540	T-Bill Investment Account	N
Murphy Oil Company Ltd.	Scotiabank, Ontario, Canada	USD A/C # 800-50673	Investment Account	N
Murphy Oil Company Ltd.	MUFG Bank, Ltd.	USD A/C #0820001619	Investment Account	N
Murphy Oil Company Ltd.	Scotiabank, Ontario, Canada	CDN A/C # 78047309-14	Trust Accounts	N
CDN A/C # 78047311-10
CDN A/C # 78047312-19
CDN A/C # 78047308-15
CDN A/C # 78049077-10
Murphy Overseas Ventures Inc.	Deutsche Bank	USD A/C # 002-0677-051	Depositary Accounts	N
IDR A/C # 002-0677-001
Murphy Overseas Ventures Inc.	Citibank Bank	USD A/C # 010-6185.506	Depositary Accounts	N
IDR A/C # 010-6185.018

18

Schedule 6.01
to Credit Agreement

EXISTING INDEBTEDNESS

1.    Promissory Note, dated as of June 28, 2016, made by Canam Offshore Limited, a corporation organized under the laws of the Bahamas, and payable to the order of Murphy Oil Company Ltd., a Canadian corporation, in an original principal amount of $1,204,429,777.78.

2.    SEMI-FPS Lease Agreement, dated as of November 9, 2012 between Sabah Shell Petroleum Company Limited and Gumusut-Kakap Semi-Floating Production System (Labuan Limited) (as amended prior to the date hereof).

19

Schedule 6.03
to Credit Agreement

EXISTING LIENS

None.

20

Schedule 6.09
to Credit Agreement

EXISTING INVESTMENTS

None.

21

EXHIBIT A

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:    ______________________________

2.    Assignee:    ______________________________
                                   [and is an Affiliate/Approved Fund of [identify Lender]]

3.    Borrowers:  Murphy Oil Corporation, Murphy Exploration & Production Company − International and Murphy Oil Company Ltd.

4.    Administrative Agent:    JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.    Credit Agreement:    Credit Agreement dated as of November [  ], 2018, among Murphy Oil Corporation, Murphy Exploration & Production Company International, and

Exhibit A (Page 1)

Credit Agreement

Murphy Oil Company Ltd., as Borrowers, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.    Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment / Loans[19]
	$	$	%
	$	$	%
	$	$	%

Effective Date:  :  _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

________________________

19 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder

Exhibit A (Page 2)

Credit Agreement

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[Consented to:] [20]

MURPHY OIL CORPORATION,
as Borrower

By:
Name:
Title:

MURPHY EXPLORATION & PRODUCTION COMPANY INTERNATIONAL,
as Borrower

By:
Name:
Title:

________________________

20 To be added only if the consent of the Borrowers and/or other parties (e.g. Issuing Banks) is required by the terms of the Credit Agreement.

Exhibit A (Page 3)

Credit Agreement

MURPHY OIL COMPANY LTD.,
as Borrower

By:
Name:
Title:

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

Exhibit A (Page 4)

Credit Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other documents or instruments delivered pursuant thereto, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other documents or instruments delivered pursuant thereto.

1.2.    Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not an Ineligible Institution and it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and

Exhibit A (Page 5)

Credit Agreement

other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A (Page 6)

Credit Agreement

EXHIBIT B-1

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

Exhibit B-1

Credit Agreement

EXHIBIT B-2

FORM OF OPINION OF OSLER, HOSKIN & HARCOURT LLP

Exhibit B-2

Credit Agreement

EXHIBIT C-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November [  ], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Murphy Oil Corporation (the “Company”), Murphy Exploration & Production Company- International, and Murphy Oil Company Ltd., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

	Date:	, , 20[ ]

Exhibit C-1

Credit Agreement

EXHIBIT C-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November [ ], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Murphy Oil Corporation (the “Company”), Murphy Exploration & Production Company- International, and Murphy Oil Company Ltd., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

	Date:	, , 20[ ]

Exhibit C-2

Credit Agreement

EXHIBIT C-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November [  ], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Murphy Oil Corporation (the “Company”), Murphy Exploration & Production Company- International, and Murphy Oil Company Ltd., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

	Date:	, , 20[ ]

Exhibit C-3

Credit Agreement

EXHIBIT C-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November [  ], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Murphy Oil Corporation (the “Company”), Murphy Exploration & Production Company- International, and Murphy Oil Company Ltd., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

	Date:	, , 20[ ]

Exhibit C-4

Credit Agreement

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is hereby made to the Credit Agreement dated as of November [  ], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Murphy Oil Corporation (the “Company”), Murphy Exploration & Production Company International, and Murphy Oil Company Ltd., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and each lender from time to time party thereto.  This certificate is delivered to you pursuant to Section 5.01(d) of the Credit Agreement.

1.    I, [_______________], a Responsible Officer of the Borrower, have reviewed the financial statements of the Borrower and its Subsidiaries for the [fiscal year][fiscal quarter] ended [__________] and such statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, subject to normal year-end audit adjustments and the absence of footnotes] 21.

2.    As of the date hereof, no Default or Event of Default has occurred and is continuing [or specify Default and describe any actions taken or proposed to be taken with respect thereto].

3.    (a) The Borrower is in compliance with the financial covenants contained in Section 6.14 of the Credit Agreement as shown on Schedule 1 attached hereto.

    (b) Attached hereto as Schedule 2 are consolidating financial statements demonstrating the portion of Consolidated EBITDA attributable to the Excluded MOCL Entities.  The Leverage Ratio Ex-MOCL as of the last day of the [fiscal year][fiscal quarter] ended [__________] is as shown on Schedule 2 attached hereto, and a MOCL Guarantee Trigger Event [has][has not] occurred.

4.    No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 [or, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate].

5.     The identity of each Required Subsidiary Guarantor, Material Subsidiary, Guarantor and Excluded Canam Entity as of the end of such [fiscal quarter][fiscal year] (and calculations with respect thereto) are as set forth on Schedule 3 attached hereto and  to the extent necessary pursuant to the definition of “Required Subsidiary Guarantor” and/or “Material Subsidiary”, as applicable, Schedule 3 designates sufficient additional Subsidiaries as Required Subsidiary Guarantors or Material Subsidiaries, respectively, so as to comply with the definition of “Required Subsidiary Guarantor” or “Material Subsidiary”, respectively.

6.    The amount of cash dividends declared and paid by Canam to the Loan Parties pursuant to Section 5.18 for such [fiscal quarter][fiscal year], is $[___________], and evidence thereof is attached hereto as Schedule 4.

 [Signature Page Follows]

________________________

21 [To be included in compliance certificates for quarterly financials]

Exhibit D

Credit Agreement

EXHIBIT D

Executed and delivered this [___] day of [________].

MURPHY OIL CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit D

Credit Agreement

EXHIBIT E

FORM OF GUARANTY AGREEMENT

[see attached]

Exhibit E-1

Credit Agreement

Execution Version

GUARANTY

dated as of

November 28, 2018

Among

MURPHY OIL CORPORATION,

MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

This GUARANTY, dated as of November 28, 2018 is among MURPHY OIL CORPORATION, a Delaware corporation (the “Company”), MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL, a Delaware corporation (“Expro-Intl.”), each of the Subsidiaries of the Company that is a signatory hereto, and each other Person that may become a party hereto as provided herein, and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Guaranteed Parties (together, with its successors and assigns, the “Administrative Agent”).

Reference is made to the Credit Agreement, dated as of November 28, 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among the Company, Expro-Intl., Murphy Oil Company Ltd., a Canadian corporation, the Administrative Agent, the Lenders and Issuing Banks from time to time party thereto and the other agents and arrangers party thereto.

The Lenders have agreed to extend credit to the Borrowers and the Issuing Banks have indicated their willingness to issue Letters of Credit on the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders and Issuing Banks to extend such credit are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor (as defined below).  The Guarantors are Affiliates of one another and will derive substantial direct and indirect benefits from the extensions of credit to the Borrowers pursuant to the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders and Issuing Banks to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions.

Section 1.01      Credit Agreement Definitions.

Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in Section 1.01 of the Credit Agreement.

The rules of construction specified in Sections 1.02 through 1.04 of the Credit Agreement also apply to this Agreement.

Section 1.02     Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Accommodation Payment” has the meaning assigned to such term in Article III.

“Agreement” means this Guaranty (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Allocable Amount” has the meaning assigned to such term in Article III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,

rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Law” has the same meaning as the defined term “Governmental Requirement” in the Credit Agreement.

“Guaranteed Obligations” mean the “Obligations” as defined in the Credit Agreement.

“Guaranteed Parties” means, collectively, the Administrative Agent, the Issuing Banks, the Lenders, the Guaranteed Cash Management Providers, the Guaranteed Hedging Parties, any Affiliate of a Lender to which Obligations are owed and each co-agent or sub-agent appointed by the Administrative Agent pursuant to Article IX of the Credit Agreement.

“Guarantors” means, collectively, (a) the Company, (b) Expro-Intl., (c) Murphy Exploration & Production Company, a Delaware corporation, (d) Murphy Exploration & Production Company – USA, a Delaware corporation and (e) any other Subsidiary of the Company that becomes a party to this Agreement after the Effective Date pursuant to Section 5.13;  provided that if any Guarantor is released from its obligations hereunder as provided in Section 5.12(b) or Section 5.12(c), such Person shall cease to be a Guarantor hereunder and for all purposes effective upon such release.

“Guaranty Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Termination Conditions” means (i) all Obligations (including, without limitation, all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans, and all fees, costs, expenses and other amounts payable under the Credit Agreement and the other Loan Documents) shall have been paid in full in cash (other than contingent indemnification obligations and obligations under or in respect of Guaranteed Hedging Agreements and Guaranteed Cash Management Agreements), (ii) no Letter of Credit is outstanding (other than Letters of Credit that have been cash collateralized or otherwise secured to the satisfaction of the applicable Issuing Bank), (iii) all of the Commitments have been terminated, (iv) no Guaranteed Hedging Agreement is outstanding and all amounts payable by any Borrower or any Subsidiary to any Guaranteed Hedging Party shall have been paid in full (other than contingent indemnification obligations), or if any Guaranteed Hedging Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Guaranteed Hedging Party party thereto have been made to secure any Borrower’s or any Subsidiary’s obligations thereunder to such Guaranteed Hedging Party or other arrangements mutually agreed upon including, without limitation, upon the refinancing of the Credit Agreement, the granting of pari passu guarantees with such refinancing Indebtedness to the Guaranteed Hedging Party which guarantees the Guaranteed Hedging Agreements on a pro rata basis with such refinancing Indebtedness, and otherwise on terms no less favorable to the Guaranteed Hedging Party than those contained in the Loan Documents, or such Guaranteed Hedging Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by any Borrower or any Subsidiary in respect of any such novation shall have been paid in full (other than contingent indemnification obligations) and (v) the payment in full in cash of all amounts owed under and the termination of all obligations under each Guaranteed Cash Management Agreement has occurred (other than contingent indemnification obligations and obligations under Guaranteed Cash Management Agreements as to which arrangements satisfactory to the applicable Guaranteed Cash Management Provider shall have been made, including, without limitation, upon the refinancing of the Credit Agreement, the granting of pari passu guarantees with such refinancing Indebtedness to the Guaranteed Cash Management Provider which guarantees the Guaranteed Cash Management Agreements on a pro rata basis with such refinancing Indebtedness, and

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otherwise on terms no less favorable to the Guaranteed Cash Management Provider than those contained in the Loan Documents).

“UFCA” has the meaning assigned to such term in Article III.

“UFTA” has the meaning assigned to such term in Article III.

ARTICLE II

Guarantee.

Section 2.01     Guarantee.  Each Guarantor hereby irrevocably, absolutely and unconditionally, guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, to the Administrative Agent, for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise and whether such Guaranteed Obligations are now existing or hereafter incurred) of the Guaranteed Obligations.  Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, such Guarantor and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Guaranteed Parties upon the guarantee contained in this Section 2.01 or acceptance of the guarantee contained in this Section 2.01; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2.01; and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.01.  Each Guarantor waives diligence, promptness, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the Guarantors with respect to the Guaranteed Obligations.  Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2.01 or affecting the rights and remedies of the Administrative Agent or any other Guaranteed Party.

Section 2.02    Guarantee of Payment.  Each Guarantor understands and agrees that the guarantee contained in Section 2.01 shall be construed as a continuing, absolute and unconditional guarantee of payment (whether or not any proceeding under any Debtor Relief Law shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of any of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of any other Guarantor or any other Person.  The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrowers and whether or not any other Guarantor or the Borrowers be joined in any such action or actions.  Any payment required to be made by a Guarantor hereunder may be required by the Administrative Agent or any other Guaranteed Party on any number of occasions.  No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Guaranteed Party from any Borrower, any of the

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Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Termination Conditions are satisfied.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Guaranteed Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.03     No Limitations.  (a)  Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, to the fullest extent permitted by applicable Law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise.  Without limiting the generality of the foregoing, to the fullest extent permitted by applicable Law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 5.12 (but without prejudice to Section 2.04), the obligations of each Guarantor hereunder shall not be discharged, impaired or otherwise affected by, and to the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of, (i) the failure of the Administrative Agent, any other Guaranteed Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of any security held by the Administrative Agent or any other Guaranteed Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) the failure to perfect any security interest in, or the release of, any security held by or on behalf of the Administrative Agent or any other Guaranteed Party; (vi) any change in the corporate existence, structure or ownership of any Loan Party, the lack of legal existence of any Borrower or any other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by any Borrower or any other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party; (vii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against any Borrower, the Administrative Agent, any other Guaranteed Party or any other Person, whether in connection with the Agreement, the other Loan Documents or any unrelated transaction; (viii) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Effective Date or (ix) any other circumstance whatsoever, any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or discharge of, any Borrower, any Guarantor or any other guarantor or surety as a matter of law or equity, in bankruptcy or in any other instance (in each case, other than the satisfaction of the

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Termination Conditions).  Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law.

(b)    To the fullest extent permitted by applicable Law and except for termination orrelease of a Guarantor’s obligations hereunder in accordance with the terms of Section 5.12 (but without prejudice to Section 2.04), each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Guarantor.  The Administrative Agent and the other Guaranteed Parties may in accordance with the terms of the Loan Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower or any other Guarantor or exercise any other right or remedy available to them against any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Conditions have been satisfied.  To the fullest extent permitted by applicable Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor, as the case may be, or any security.  To the fullest extent permitted by applicable Law, each Guarantor waives any and all suretyship defenses.

Section 2.04    Reinstatement.  Notwithstanding anything to the contrary contained in this Agreement, each of the Guarantors agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization (or any analogous proceeding in any jurisdiction) of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made and (b) the provisions of this Section 2.04 shall survive the termination of this Agreement.

Section 2.05    Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Guarantor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

Section 2.06    Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

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ARTICLE III

Indemnity, Subrogation and Subordination.

Upon payment by any Guarantor of any Guaranteed Obligations, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the payments that must be made in order for the Termination Conditions to be satisfied.  If any amount shall be paid to any Borrower or any other Guarantor in violation of the foregoing restrictions on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Guarantor shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Guaranteed Obligations constituting Loans or other advances made to another Loan Party under the Credit Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification shall be subordinated to the prior payment of the payments that must be made in order for the Termination Conditions to be satisfied.  As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Credit Agreement without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA.

ARTICLE IV

Subordination of Guarantor Claims.

Section 4.01 Subordination of Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and obligations of any Guarantor to any other Guarantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by.  After the occurrence and during the continuation of an Event of Default, no Guarantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 4.02     Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Guarantor, the Administrative Agent, on behalf of the Administrative Agent and the Guaranteed Parties, shall have the

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right to prove its claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims.  Each Guarantor hereby assigns such dividends and payments to the Administrative Agent, for the benefit of the Administrative Agent and the Guaranteed Parties, for application against the Obligations as provided under Section 7.02(c) of the Credit Agreement.  Should the Administrative Agent or any Guaranteed Party receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between such Guarantors, shall constitute a credit upon the Guarantor Claims, then upon the satisfaction of the Termination Conditions, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Guaranteed Parties to the extent that such payments to the Administrative Agent and the Guaranteed Parties on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Administrative Agent and the Guaranteed Parties had not received dividends or payments upon the Guarantor Claims.

Section 4.03     Payments Held in Trust.  In the event that, notwithstanding Section 4.01 and Section 4.02, any Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the other Guaranteed Parties an amount equal to the amount of all funds, payments, claims or distributions so received and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Parties; and each Guarantor covenants promptly to pay the same to the Administrative Agent.

Section 4.04 Liens Subordinate.  Each Guarantor agrees that, until the Termination Conditions are satisfied, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor, the Administrative Agent or any other Guaranteed Party presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent, no Guarantor shall, until Termination Conditions are satisfied, (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

ARTICLE V

Miscellaneous.

Section 5.01     Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement.  All communications and notices hereunder to a Guarantor shall be given in care of the Borrowers.

Section 5.02     Waivers; Amendment.

(a) No failure by any Guaranteed Party to exercise, and no delay by any such Personin exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and

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privileges provided by Law.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02(b) of the Credit Agreement.

Section 5.03    Administrative Agent’s Fees and Expenses; Indemnification.  Each Guarantor, jointly with the other Guarantors and severally, agrees to (a) pay or reimburse the Administrative Agent, any Issuing Bank and the Lenders for their fees and expenses incurred hereunder to the extent provided in Section 10.03(a) of the Credit Agreement and (b) indemnify and hold harmless the Administrative Agent, each Issuing Bank, the Lenders and their respective Related Parties from any and all losses, claims, damages, liabilities and related expenses to the extent provided in Section 10.03(b) of the Credit Agreement; provided that in each case of clauses (a) and (b) each reference therein to each “Borrower” shall be deemed to be a reference to “each Guarantor.”

Section 5.04    Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party permitted under the Credit Agreement; and the provisions of this Agreement shall bind and inure to the benefit of the Guarantors and the Guaranteed Parties and their respective permitted successors and assigns.  Except in a transaction expressly permitted under the Credit Agreement, no Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 5.05    Survival of Agreement.  All covenants, agreements, indemnities, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Guaranteed Party or on its behalf and notwithstanding that any Guaranteed Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until this Agreement is terminated as provided in Section 5.12 hereof, or with respect to any individual Guarantor until such Guarantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.

Section 5.06    Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Guarantors and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of each Guarantor, the Administrative Agent, the other Guaranteed Parties and their respective permitted successors and assigns, subject to Section 5.04 hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in.pdf or .tif format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, restated, amended and restated, modified, supplemented, waived or released with respect to any Guarantor without

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the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 5.07     Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.08     GOVERNING LAW, ETC.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTEED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)    EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 5.08.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

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PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 5.09     WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).   EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

Section 5.10    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11    Obligations Absolute.  To the extent permitted by Law, all rights of the Administrative Agent and the other Guaranteed Parties hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 5.12, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.

Section 5.12     Termination or Release.  (a)  This Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when the Termination Conditions have been satisfied.

(b)    A Guarantor (other than a Borrower) shall automatically be released from its obligations hereunder to the extent all of its Equity Interests are Disposed of in a transaction permitted by Section 6.11 of the Credit Agreement, or otherwise to the extent such release is consented to by the requisite Lenders pursuant to Section 10.02(b) of the Credit Agreement.

(c)    On the Investment Grade Rating Date, each Guarantor (other than the Company) shall, in accordance with the terms of Section 10.20 of the Credit Agreement, be released from its surety and guarantee liabilities and obligations as a Guarantor hereunder (and each such Person shall cease to constitute a “Guarantor” hereunder), other than those liabilities and obligations which are expressly stated to survive termination of this Agreement.  For the avoidance of doubt, any release pursuant to this Section 5.12(c) shall in no way impair or affect the liabilities and obligations of the Company under the Credit Agreement, any other Loan Documents or in its capacity as a Guarantor hereunder, or any other Borrower under the Credit Agreement and the other Loan Documents (other than this Agreement), all of which

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liabilities and obligations shall continue in full force and effect on and after the Investment Grade Rating Date.

(d)    In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Administrative Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 5.12 shall be without recourse, representation or warranty of any kind (whether express or implied) by the Administrative Agent.

(e)    At any time that the respective Guarantor desires that the Administrative Agenttake any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Guarantor is permitted pursuant to paragraph (a) or (b) above.  The Administrative Agent shall have no liability whatsoever to any Guaranteed Party as a result of any release of any Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 5.12.

Section 5.13     Additional Guarantors.  Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Guaranty Supplement. Upon the execution and delivery by a Subsidiary of a Guaranty Supplement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 5.14     Set-Off.  In addition to any rights and remedies of the Guaranteed Parties provided by law, upon the occurrence and during the continuance of an Event of Default, each Guaranteed Party shall have the right, without notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, upon any Guaranteed Obligations becoming due and payable by any Guarantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Guaranteed Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Guarantor.  Each Guaranteed Party agrees promptly to notify the relevant Guarantor and the Administrative Agent after any such application made by such Guaranteed Party; provided that the failure to give such notice shall not affect the validity of such application.

Section 5.15     Recourse.  This Agreement is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Credit Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith.  It is the desire and intent of each Guarantor and each applicable Guaranteed Party that this Agreement shall be enforced against each Guarantor to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS:

MURPHY OIL CORPORATION, as a Guarantor

By:
Name:	John Gardner
Title:	Vice President and Treasurer

MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL, as a Guarantor

By:
Name:	John Gardner
Title:	Vice President and Treasurer

MURPHY EXPLORATION & PRODUCTION COMPANY, as a Guarantor

By:
Name:
Title:

MURPHY EXPLORATION & PRODUCTION COMPANY – USA, as a Guarantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY]

ACCEPTED AND AGREED:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:	Jeffrey C. Miller
Title:	Vice President

EXHIBIT I TO GUARANTY

FORM OF GUARANTY SUPPLEMENT

THIS SUPPLEMENT NO.    (this “Guaranty Supplement”) dated as of                 , 20    , to the Guaranty dated as of November 28, 2018, among MURPHY OIL CORPORATION, a Delaware corporation (the “Company”), MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL, a Delaware corporation (“Expro-Intl.”), the other Guarantors party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of the Guaranteed Parties (together, with its successors and assigns, the “Administrative Agent”) (as amended, restated, modified or supplemented from time to time, the “Guaranty”), is made by [                    ], a [               ] (the “New Guarantor”) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders from time to time party to the Credit Agreement referred to below.

A.    Reference is made to the Credit Agreement, dated as of November 28, 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by the Company, Expro-Intl., Murphy Oil Company Ltd., a Canadian corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, each Lender and Issuing Bank from time to time party thereto and the other agents and arrangers party thereto.

B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty, as applicable.

C.    The Guarantors have entered into the Guaranty in order to induce the Lender and Issuing Banks to make extensions of credit to the Borrowers under the Credit Agreement.  Section 5.13 of the Guaranty provides that additional Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Guaranty Supplement.  The New Guarantor is executing this Guaranty Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty as consideration for Loans and Letters of Credit previously made and hereafter to be made.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

Section 1.  In accordance with Section 5.13 of the Guaranty, by executing and delivering this Guaranty Supplement, the New Guarantor hereby becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder.  Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor as if originally named therein as a Guarantor.  The Guaranty is hereby incorporated herein by reference.

Section 2.  The New Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that this Guaranty Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

Section 3.  This Guaranty Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Guaranty Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Guaranty Supplement that bears the signature of the New Guarantor and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed counterpart of a signature page of this Guaranty Supplement by telecopy or other electronic imaging means (including in .pdf or .tif format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Guaranty Supplement.

Section 4.  Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect, subject to the termination of the Guaranty pursuant to Section 5.12 thereof.

Section 5.

(a)    THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    BY EXECUTING AND DELIVERING THIS GUARANTY SUPPLEMENT,THE NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTEED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE NEW GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS GUARANTY SUPPLEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)    THE NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLYWAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.  If any provision of this Guaranty Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty Supplement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guaranty.

Section 8.  The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Guaranty Supplement, as provided in Section 5.03 of the Guaranty.

Section 9.  For purposes of New York General Obligations Law §5-1105, the parties hereto agree that the promise by the New Guarantor contained herein is a Guarantee (as defined in the Credit Agreement) and that (i) the consideration for this Guarantee, which is hereby expressed in writing, is the making of the Loans to the applicable Borrowers on the Effective Date and from time to time thereafter, the making of Commitments with respect to the Loans on the Effective Date and from time to time thereafter and the other extensions of credit that constitute Obligations under the Credit Agreement from time to time outstanding, and (ii) such Loans, Commitments and other extensions of credit have been given and/or performed and would be valid consideration for this Guaranty Supplement but for the time that they were given (i.e., would have been valid consideration for this Guaranty if the New Guarantor had entered into this Guaranty contemporaneously with the initial making of the Loans, Commitments and other extensions of credit on the Effective Date).

Section 10. The New Guarantor hereby expressly waives notice of acceptance of this Guaranty Supplement, acceptance on the part of the Administrative Agent and the other Guaranteed Parties being conclusively presumed by their request for this Guaranty Supplement and delivery of the same to the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantor has duly executed this Guaranty Supplement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT F

FORM OF

SUBORDINATED INTERCOMPANY NOTE

[see attached]

Exhibit F

CREDIT AGREEMENT

Exhibit F

INTERCOMPANY SUBORDINATION AGREEMENT

This INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of [ ], 20[ ], is entered into by and among the Obligors (as defined below) listed on the signature pages hereof and those additional entities that hereafter become parties hereto in such capacity by joinder, the Subordinated Creditors (as defined below) listed on the signature pages hereof and those additional entities that hereafter become parties hereto in such capacity by joinder and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for each of the Guaranteed Parties (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) pursuant to the Credit Agreement referred to below.

WHEREAS, the Administrative Agent is a party to that certain Credit Agreement dated as of November 28, 2018 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Murphy Oil Corporation (the “Company”), Murphy Exploration & Production Company – International (“Expro-Intl.”) and Murphy Oil Company Ltd., as Borrowers (collectively, the “Borrowers” and each, a “Borrower”), the Administrative Agent and the lenders from time to time party thereto;

WHEREAS, the Administrative Agent, the Company, Expro-Intl. and the other Guarantors are party to that certain Guaranty Agreement dated as of November 28, 2018 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Guaranty”), pursuant to which the Guarantors have jointly and severally guaranteed, among other obligations, the obligations of each Borrower under the Credit Agreement; and

WHEREAS, the Lenders have agreed to extend credit to the Borrowers and the Issuing Banks have indicated their willingness to issue Letters of Credit on the terms and conditions set forth in the Credit Agreement and the obligations of the Lenders and Issuing Banks to extend such credit are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Obligor and Subordinated Creditor.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms.  Unless otherwise specified herein, capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.  As used in this Agreement, the following terms have the meanings specified below:

(a)    “Discharge of Senior Obligations” means (i) all Senior Obligations (including, without limitation, all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans, and all fees, costs, expenses and other amounts payable under the Credit Agreement and the other Loan Documents) shall have been paid in full in cash (other than contingent indemnification obligations and obligations under or in respect of Guaranteed Hedging Agreements and Guaranteed Cash Management Agreements), (ii) no Letter of Credit is outstanding (other than Letters of Credit that have been cash collateralized or otherwise secured to the satisfaction of the applicable Issuing Bank), (iii) all of the Commitments have been terminated, (iv) no Guaranteed Hedging Agreement is outstanding and all amounts payable by any Borrower or any Subsidiary to any Guaranteed Hedging Party shall have been paid in full (other than contingent indemnification obligations), or if any Guaranteed Hedging Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Guaranteed Hedging Party party thereto have been made to secure any Borrower’s or any Subsidiary’s obligations thereunder to such Guaranteed Hedging Party or other arrangements mutually agreed upon including, without limitation, upon the refinancing of the Credit Agreement, the granting of pari passu guarantees and liens with such refinancing Indebtedness to the Guaranteed Hedging Party which secures and guarantees the Guaranteed Hedging Agreements on a pro rata basis with such refinancing Indebtedness, and otherwise on terms no less favorable to the Guaranteed Hedging Party than those contained in the Loan Documents, or such Guaranteed Hedging Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by any Borrower or any Subsidiary in respect of any such novation shall have been paid in full (other than contingent indemnification obligations) and (v) the payment in full in cash of all amounts owed under and the termination of all obligations under each Guaranteed Cash Management Agreement has occurred (other than contingent indemnification obligations and obligations under Guaranteed Cash Management Agreements as to which arrangements satisfactory to the applicable Guaranteed Cash Management Provider shall have been made, including, without limitation, upon the refinancing of the Credit Agreement, the granting of pari passu guarantees and liens with such refinancing Indebtedness to the Guaranteed Cash Management Provider which secures the Guaranteed Cash Management Agreements on a pro rata basis with such refinancing Indebtedness, and otherwise on terms no less favorable to the Guaranteed Cash Management Provider than those contained in the Loan Documents).  The term “Discharged” with respect to the Senior Obligations has a correlative meaning to the foregoing.

(b)    “Obligor” means each Loan Party under the Credit Agreement or the other Loan Documents.

(c)    “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any bankruptcy law with respect to the Company or any of its Subsidiaries, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any of its Subsidiaries or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Company or any of its Subsidiaries whether voluntary or involuntary and whether or not involving insolvency or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any of its Subsidiaries.

(d)    “Senior Obligations” means the “Obligations” as such term is defined in the Credit Agreement.

(e)    “Subordinated Creditor” means the Company and each Subsidiary of the Company, whether now existing or hereafter formed or acquired.

(f)    “Subordinated Obligations” means, collectively, all debts and obligations of any Obligor to any Subordinated Creditor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired (and including, for the avoidance of doubt, any and all interest, premiums, costs, expenses or indemnification amounts thereof or payable in respect thereof or in connection therewith).

SECTION 2. Subordination.  Each Subordinated Creditor and each Obligor agrees, and whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any of its Subsidiaries, that the Subordinated Obligations are and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior Discharge of Senior Obligations.  Such subordination is for the benefit of each present and future Guaranteed Party, each of whom shall be entitled to enforce this Agreement as party hereto or as a third party beneficiary

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hereof.  Each Guaranteed Party shall be deemed to have acquired Senior Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, in reliance upon the provisions contained in this Agreement.  Each Subordinated Creditor hereby waives, to the maximum extent permitted by law, notice of the existence or creation of all or any of the Senior Obligations.

SECTION 3.     Events of Subordination.

(a)    In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Obligor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding relating to a Bankruptcy Event or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or otherwise, then the Guaranteed Parties shall be entitled to receive payment in full of the Senior Obligations until the Discharge of Senior Obligations before any Subordinated Creditor is entitled to receive any payment from or on behalf of any Obligor of all or any of the Subordinated Obligations, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of such Obligor being subordinated to payment of the Subordinated Obligations) shall be paid or delivered directly to the Administrative Agent for the account of the Guaranteed Parties for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Obligations until the Discharge of Senior Obligations has occurred.

(b)    In the event that any Event of Default under the Credit Agreement shall have occurred and be continuing, then no payment (including any payment that may be payable by reason of any other Indebtedness of any Obligor being subordinated to payment of the Subordinated Obligations) shall be made by or on behalf of any Obligor for or on account of any Subordinated Obligations, and no Subordinated Creditor shall take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Obligations, unless and until (i) the Discharge of Senior Obligations has occurred or (ii) such Event of Default shall have been cured or waived.

(c)    Except as otherwise set forth in Sections 3(a) and (b) above, any Obligor is permitted to pay or have paid on its behalf, and any Subordinated Creditor is entitled to receive, any payment or prepayment of principal and interest on the Subordinated Obligations as permitted by the Credit Agreement.

SECTION 4.     In Furtherance of Subordination.  Each Subordinated Creditor agrees as follows:

(a)      If any proceeding referred to in Section 3(a) above is commenced by or against any Obligor:

(i)    the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 3(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Obligations or enforcing any security interest or other lien securing payment of the Subordinated Obligations) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent or the Guaranteed Parties; and

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(ii)    each Subordinated Creditor shall duly and promptly take such action as the Administrative Agent may request (x) to collect the Subordinated Obligations for the account of the Guaranteed Parties and to file appropriate claims or proofs or claim in respect of the Subordinated Obligations, (y) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as the Administrative Agent may request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations, and (z) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations.

(b)    All payments or distributions upon or with respect to the Subordinated Obligations which are received by each Subordinated Creditor from or on behalf of any Obligor contrary to the provisions of this Agreement shall be received and thereafter held in trust for the benefit of the Guaranteed Parties, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Administrative Agent for the account of the Guaranteed Parties in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Obligations in accordance with the terms of the Credit Agreement.

(c)    The Administrative Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Obligor shall have complied with any of the provisions hereof applicable to it, at any time when any Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it.  Each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(d)    In any case commenced by or against any Borrower or any other Loan Party in connection with the occurrence of a Bankruptcy Event (a “Reorganization Proceeding”), to the extent not prohibited by applicable Law, the Administrative Agent shall have the exclusive right to exercise any voting rights in respect of the claims of such Subordinated Creditor in respect of the Subordinated Obligations against any Borrower and/or any such other Loan Party.

(e)    If, at any time, all or part of any payment with respect to Senior Obligations theretofore made (whether by a Borrower, any other Loan Party or any other Person or enforcement of any right of setoff or otherwise) is rescinded, avoided or must otherwise be returned by the holders of Senior Obligations for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of a Borrower, any other Loan Party or such other Persons or as the result of any avoidance or other actions commenced therein), the provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

(f)    Each Subordinated Creditor agrees that it shall not object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations relating to the Subordinated Obligations executed by the Administrative Agent or any other Guaranteed Party in any Reorganization Proceeding.

SECTION 5. Rights of Subrogation.  Each Subordinated Creditor agrees that no payment or distribution to the Administrative Agent or the other Guaranteed Parties pursuant to the provisions of this Agreement shall entitle such Subordinated Creditor to exercise any right of subrogation in respect thereof until the Discharge of Senior Obligations shall has occurred.

SECTION 6.     Further Assurances.  Each Subordinated Creditor and each Obligor will, at its

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expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request in writing, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent or any Guaranteed Parties to exercise and enforce its rights and remedies hereunder.

SECTION 7. Agreements in Respect of Subordinated Obligations.  No Subordinated Creditor will sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Obligations unless such sale, assignment, pledge, encumbrance or disposition is made subject to this Agreement.

SECTION 8. Agreement by the Obligors.  Each Obligor hereby agrees that it will not make any payment in respect of any Subordinated Obligations, or take any other action in respect thereof, in each case, if such payment or other action would be in contravention of the provisions of this Agreement.

SECTION 9. Obligations Hereunder Not Affected.  All rights, interests, agreements and obligations of the Administrative Agent, the other Guaranteed Parties, each Subordinated Creditor and each Obligor under this Agreement, shall remain in full force and effect irrespective of:

(i)    any amendment, extension, renewal, compromise, discharge, acceleration or other change in the time for payment or the terms of the Senior Obligations or any part thereof;

(ii)    any taking, holding, exchange, enforcement, waiver, release, failure to perfect, sell or otherwise dispose of any security for payment of any Guaranty or any Senior Obligations;

(iii)    the application of security and directing the order or manner of sale thereof as the Administrative Agent and the Guaranteed Parties in their sole discretion may determine;

(iv)    the release or substitution of one or more of any endorsers or other guarantors of any of the Senior Obligations;

(v)    the taking of, or failure to take any action which might in any manner or to any extent vary the risks of any Guarantor or which, but for this Section 9 might operate as a discharge of such Guarantor;

(vi)    any defense arising by reason of any disability, change in corporate existence or structure or other defense of any Obligor, any other Guarantor or a Subordinated Creditor, the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of such Obligor, any other Guarantor or a Subordinated Creditor;

(vii)    any defense based on any claim that such Guarantor’s or Subordinated Creditor’s obligations exceed or are more burdensome than those of any Obligor, any other Guarantor or any other subordinated creditor, as applicable;

(viii)    the benefit of any statute of limitations affecting such Guarantor’s or

Subordinated Creditor’s liability hereunder;

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(ix)    any right to proceed against any Obligor, proceed against or exhaust any security for the Senior Obligations, or pursue any other remedy in the power of any Guaranteed Party, whatsoever;

(x)    the occurrence of any Insolvency or Liquidation Proceeding;

(xi)    any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party, and

(xii)    to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded, avoided, or must otherwise be returned by the Administrative Agent or any Guaranteed Party upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

SECTION 10. Treatment of Guaranty and Security of Subordinated Obligations.  Any payments or distributions of any kind or character made to, or received by, any Subordinated Creditor in respect of any guaranty or security in support of the Subordinated Obligations shall be subject to the terms of this Agreement and applied on the same basis as payments or distributions made directly by the Obligor under such Subordinated Obligations.  To the extent that a Borrower or any of its Subsidiaries that is a Loan Party (other than the respective Obligor or Obligors which are already parties hereto) provide a guarantee or any security in support of any Subordinated Obligations, the party which is the lender of the respective Subordinated Obligations will cause each such Person to become a party hereto (if such Person is not already a party hereto) not later than five days after the execution and delivery of the respective guarantee or security documentation (or such later date as the Administrative Agent shall reasonably agree); provided that any failure to comply with the foregoing requirements of this Section 10 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments or distributions received with respect to any guarantee or security for any Subordinated Obligations, whether or not the Person furnishings such guarantee or security is a party hereto).

SECTION 11. Waiver.  Each Subordinated Creditor and each Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Obligations and this Agreement and any requirement that the Administrative Agent or any other Guaranteed Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other person or entity or any collateral.

SECTION 12. Amendments, Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Subordinated Creditor or any Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, such Obligor and each Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 13.     Addresses for Notices.

(a)    Except as provided in clause (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or other electronic transmission as follows, and all notices

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and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to any Obligor, any Subordinated Creditor or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule I hereto; and

(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)    Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in clause (c) below shall be effective as provided in such clause (c).

(c)    Notices and other communications provided for hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent.  The Administrative Agent or any Obligor or Subordinated Creditor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its electronic mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

SECTION 14. No Waiver; Remedies; Conflict of Terms.  No failure on the part of the Administrative Agent or any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 15. Joinder.  Upon execution and delivery after the date hereof by any Subsidiary of a joinder agreement in substantially the form of Exhibit A hereto, each such Subsidiary shall become an Obligor and/or a Subordinated Creditor, as applicable, hereunder with the same force and effect as if originally named as an Obligor or a Subordinated Creditor, as applicable, hereunder.  The rights and obligations of each Obligor and each Subordinated Creditor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor or Subordinated Creditor as a party to this Agreement.

SECTION 16. Each Subordinated Creditor and each Obligor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other

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Guaranteed Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

SECTION 17.     Governing Law; Jurisdiction; Etc.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OBLIGOR AND EACH SUBORDINATED CREDITOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTEED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)    EACH OBLIGOR AND EACH SUBORDINATED CREDITOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 5.08.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13 OF THIS AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY

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ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17(e).

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, each Subordinated Creditor, each Obligor and the Borrowers have caused this Intercompany Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

OBLIGORS AND SUBORDINATED CREDITORS:

MURPHY OIL CORPORATION

By:
Name:
Title:

MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL

By:
Name:
Title:

MURPHY OIL COMPANY LTD.

By:
Name:
Title:

MURPHY EXPLORATION & PRODUCTION COMPANY

By:
Name:
Title:

MURPHY EXPLORATION & PRODUCTION COMPANY - USA

By:
Name:
Title:

Signature Page to Intercompany Subordination Agreement

OTHER SUBORDINATED CREDITORS:

[SUBORDINATED CREDITORS]

By:
Name:
Title:

Signature Page to Intercompany Subordination Agreement

Agreed and acknowledged as of the date above written:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:	Jeffrey C. Miller
Title:	Vice President

Signature Page to Intercompany Subordination Agreement

Schedule I to the Intercompany Subordination Agreement

ADDRESSES FOR NOTICES

1.    All notices sent to any Obligor or Subordinated Creditor should be sent to the address specified in Section 10.01 of the Credit Agreement.

2.    All notices sent to the Administrative Agent should be sent to the address specified in Section 10.01 of the Credit Agreement.

I-1

Exhibit A to the Intercompany Subordination Agreement

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT dated as of ___________, 20__ (this “Joinder”), is delivered pursuant to the Intercompany Subordination Agreement dated as of [ ], 20[ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercompany Subordination Agreement”), among the Subordinated Creditors and Obligors from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Intercompany Subordination Agreement.

1.    Joinder in the Intercompany Subordination.  The undersigned hereby agrees that on and after the date hereof, it shall be [an “Obligor”] [and] [a “Subordinated Creditor”] under and as defined in the Intercompany Subordination Agreement, hereby assumes and agrees to perform all of the obligations of [an Obligor] [and] [a Subordinated Creditor] thereunder and agrees that it shall comply with and be fully bound by the terms of the Intercompany Subordination Agreement as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by the undersigned thereunder shall be deemed true and correct as of the date of this Joinder.

2.    Unconditional Joinder.  The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties.  The undersigned further agrees that it has joined and is fully obligated as [an Obligor] [and] [a Subordinated Creditor] under the Intercompany Subordination Agreement.

3.    Waiver of Notice of Acceptance.  The undersigned hereby expressly waives notice of acceptance of this Joinder and the Intercompany Subordination Agreement, acceptance on the part of the Administrative Agent and the other Guaranteed Parties being conclusively presumed by their request for this Joinder and the Intercompany Subordination Agreement and delivery of the same to the Administrative Agent.

4.    Incorporation by Reference.  All terms and conditions of the Intercompany Subordination Agreement are hereby incorporated by reference in this Joinder as if set forth in full.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

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IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By:
Name:
Title: